                                                                     Exhibit 4.6

================================================================================

                                 OM GROUP, INC.


                                  $30,000,000



                          6.82% Senior Notes due 2007
                          6.99% Senior Notes due 2009




                           -------------------------

                            NOTE PURCHASE AGREEMENT

                           -------------------------



                             Dated October 24, 1997


================================================================================

                               TABLE OF CONTENTS

SECTION                                                                     PAGE
-------                                                                     ----

1.      AUTHORIZATION OF NOTES ...........................................   1
2.      SALE AND PURCHASE OF NOTES .......................................   1
3.      CLOSING ..........................................................   2
4.      CONDITIONS TO CLOSING ............................................   2
        4.1.    Representations and Warranties ...........................   2
        4.2.    Performance; No Default ..................................   2
        4.3.    Compliance Certificates ..................................   3
        4.4.    Opinions of Counsel ......................................   3
        4.5.    Purchase Permitted By Applicable Law, etc ................   3
        4.6.    Sale to Other Purchaser ..................................   3
        4.7.    Payment of Special Counsel Fees ..........................   4
        4.8.    Private Placement Number .................................   4
        4.9.    Changes in Corporate Structure ...........................   4
        4.10.   Approvals ................................................   4
        4.11.   Guaranty Agreements ......................................   4
        4.12.   Credit Agreement, etc ....................................   5
        4.13.   Debt Repayment ...........................................   5
        4.14.   Amendments to Credit Agreement; Existing Note
                Purchase Agreements ......................................   5
        4.15.   Proceedings and Documents ................................   5
5.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY ....................   5
        5.1.    Organization; Power and Authority ........................   5
        5.2.    Authorization, etc .......................................   6
        5.3.    Disclosure ...............................................   6
        5.4.    Organization, Power and Authority, and Ownership
                of Shares of Subsidiaries; Affiliates ....................   6
        5.5.    Financial Statements .....................................   7
        5.6.    Compliance with Laws, Other Instruments, etc .............   7
        5.7.    Governmental Authorizations, etc .........................   8
        5.8.    Litigation; Observance of Agreements, Statutes
                and Orders ...............................................   8
        5.9.    Taxes ....................................................   8
        5.10.   Title to Property; Leases; Investments ...................   8
        5.11.   Licenses, Permits, etc ...................................   9
        5.12.   Compliance with ERISA, etc ...............................   9
        5.13.   Private Offering by the Company ..........................  10
        5.14.   Use of Proceeds; Margin Regulations ......................  11

SECTION                                                                    PAGE
-------                                                                    ----

        5.15.   Existing Indebtedness; Future Liens ......................  11
        5.16.   Foreign Assets Control Regulations, etc ..................  11
        5.17.   Status under Certain Statutes ............................  11
        5.18.   Environmental Matters ....................................  12
6.      REPRESENTATIONS OF THE PURCHASER .................................  12
        6.1.    Purchase for Investment ..................................  12
        6.2.    Source of Funds ..........................................  12
7.      INFORMATION AS TO COMPANY ........................................  13
        7.1.    Financial and Business Information .......................  13
        7.2.    Officer's Certificate ....................................  16
        7.3.    Inspection ...............................................  17
8.      PAYMENT AND PREPAYMENT OF THE NOTES ..............................  17
        8.1.    Payment at Maturity ......................................  17
        8.2.    Optional Prepayments with Make-Whole Amount ..............  18
        8.3.    Allocation of Partial Prepayments ........................  18
        8.4.    Prepayment of Notes Upon Change of Control ...............  18
        8.5.    Maturity; Surrender, etc .................................  18
        8.6.    Purchase of Notes ........................................  19
        8.7.    Make-Whole Amount ........................................  19
9.      AFFIRMATIVE COVENANTS ............................................  20
        9.1.    Compliance with Law ......................................  20
        9.2.    Insurance ................................................  21
        9.3.    Maintenance of Properties ................................  21
        9.4.    Payment of Taxes and Claims ..............................  21
        9.5.    Corporate Existence; Licenses ............................  21
        9.6.    Books and Records ........................................  22
        9.7.    Environmental Matters ....................................  22
        9.8.    Prepayment of Notes Upon Change of Control ...............  22
10.     NEGATIVE COVENANTS ...............................................  23
        10.1.   Maintenance of Certain Financial Conditions ..............  23
        10.2.   Indebtedness; Restricted Subsidiary Indebtedness .........  23
        10.3.   Liens ....................................................  27
        10.4.   Investments, etc .........................................  29
        10.5.   Restricted Payments; Restricted Additional Investments ...  31
        10.6.   Subsidiary Stock and Indebtedness ........................  33
        10.7.   Consolidation, Merger, Sale of Assets, etc ...............  34
        10.8.   Sale Leasebacks ..........................................  37
        10.9.   Lines of Business ........................................  38
        10.10.  Transactions with Affiliates .............................  38

SECTION                                                                     PAGE
-------                                                                     ----

        10.11.  Restrictions on Subsidiary Dividends and Payments ........  38
11.     EVENTS OF DEFAULT ................................................  38
12.     REMEDIES ON DEFAULT, ETC .........................................  41
        12.1.   Acceleration .............................................  41
        12.2.   Other Remedies ...........................................  41
        12.3.   Rescission ...............................................  42
        12.4.   No Waivers or Election of Remedies, Expenses, etc ........  42
13.     REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES ....................  42
        13.1. Registration of Notes 42 13.2. Transfer and Exchange of Notes 43
        13.3. Replacement of Notes .......................................  43
14.     PAYMENTS ON NOTES ................................................  43
        14.1.   Place of Payment .........................................  43
        14.2.   Home Office Payment ......................................  44
15.     EXPENSES, ETC ....................................................  44
        15.1.   Transaction Expenses .....................................  44
        15.2.   Survival .................................................  45
16.     SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
        ENTIRE AGREEMENT .................................................  45
17.     AMENDMENT AND WAIVER .............................................  45
        17.1.   Requirements .............................................  45
        17.2.   Solicitation of Holders of Notes .........................  45
        17.3.   Binding Effect, etc ......................................  46
        17.4.   Notes held by Company, etc ...............................  46
18.     NOTICES ..........................................................  46
19.     REPRODUCTION OF DOCUMENTS ........................................  47
20.     CONFIDENTIAL INFORMATION .........................................  47
21.     SUBSTITUTION OF PURCHASER ........................................  48
22.     MISCELLANEOUS ....................................................  48
        22.1.   Successors and Assigns ...................................  48
        22.2.   Payments Due on Non-Business Days ........................  49
        22.3.   Severability .............................................  49

SECTION                                                                    PAGE
-------                                                                    ----

        22.4.   Construction; Accounting Terms ...........................  49
        22.5.   Counterparts .............................................  50
        22.6.   Governing Law ............................................  50
SCHEDULE A      -- Information Relating to Purchasers
SCHEDULE B      -- Defined Terms
SCHEDULE B-1    -- Form of Subordination Provisions
SCHEDULE 5.4    -- Subsidiaries and Affiliates
SCHEDULE 5.5    -- Financial Statements
SCHEDULE 5.10   -- Investments
SCHEDULE 5.12   -- Covered Contracts and Related Contracts
SCHEDULE 5.14   -- Use of Proceeds
SCHEDULE 5.15   -- Existing Indebtedness

EXHIBIT 1       -- Form of 6.82% Senior Note due 2007
EXHIBIT 1A      -- Form of 6.99% Senior Note due 2009
EXHIBIT 4.4     -- Form of Opinion of Special Counsel to the Company and the
                   Guarantor
EXHIBIT 4.11    -- Form of Guaranty Agreement

                                 OM GROUP, INC.
                              3800 TERMINAL TOWER
                           CLEVELAND, OHIO 44113-2204

                          6.82% Senior Notes due 2007
                          6.99% Senior Notes due 2009

                                                                October 24, 1997

TO EACH OF THE PURCHASERS LISTED IN
THE ATTACHED SCHEDULE A:


Ladies and Gentlemen:

        OM Group, Inc., a Delaware corporation (the "COMPANY"), agrees with you as follows:

1.      AUTHORIZATION OF NOTES.

        The Company will authorize the issue and sale of $15,000,000 aggregate principal amount of its 6.82% Senior Notes due October 27, 2007 (the "2007 NOTES") and $15,000,000 of its 6.99% Senior Notes due October 27, 2009 (the "2009 NOTES") (collectively, the "NOTES", such term to include any such notes issued in substitution therefor pursuant to Section 13 of this Agreement or the Other Agreement (as hereinafter defined)). The Notes shall be substantially in the form set out in Exhibits 1 and 1A, with such changes therefrom, if any, as may be approved by you and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

2.      SALE AND PURCHASE OF NOTES.

        Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and you will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount and with the maturities specified opposite your name in Schedule A at the purchase price of 100% of the principal amount thereof. Contemporaneously with entering into this Agreement, the Company is entering into a separate Note Purchase Agreement (the "OTHER AGREEMENT") identical with this Agreement with the other purchaser named in Schedule A (the "OTHER PURCHASER"), providing for the sale at such Closing to the Other Purchaser of Notes in the principal amount and with the maturities specified opposite its name in Schedule A. Your obligations hereunder and the obligations of the Other Purchaser under the Other Agreement are several and not joint obligations and you shall have no obligation under the Other Agreement and no liability to any Person for the performance or non-performance by the Other Purchaser thereunder.

3.      CLOSING.

        The sale and purchase of the Notes to be purchased by you and the Other Purchaser shall occur at the offices of Whitman Breed Abbott & Morgan LLP, 200 Park Avenue, New York, New York 10166, at 10:00 a.m., New York City time, at a closing (the "CLOSING") on October 24, 1997 or on such other Business Day thereafter on or prior to October 31, 1997 as may be agreed upon by the Company and you and the Other Purchaser (the "CLOSING DATE"). At the Closing, the Company will deliver to you the Notes of the maturity so designated to be purchased by you in the form of a single Note (or such greater number of Notes in denominations of at least $500,000 as you may request) dated the Closing Date and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 001-2669111 at National City Bank, Cleveland, Ohio. If at the Closing the Company shall fail to tender such Notes to you as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

4.      CONDITIONS TO CLOSING.

        Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

4.1.    REPRESENTATIONS AND WARRANTIES.

        The representations and warranties of the Company in this Agreement, and the representations and warranties of each of OMG Americas, Inc., an Ohio corporation, OMG Apex, Inc., a Delaware corporation, and SCM Metal Products, Inc., a Delaware corporation, each a Wholly Owned Restricted Subsidiary (individually, a "GUARANTOR" and collectively, the "GUARANTORS"), in each Guaranty Agreement, and all representations and warranties otherwise made in writing by or on behalf of the Company or each Guarantor in connection with the transactions contemplated hereby, shall be correct when made and at the time of the Closing.

4.2.    PERFORMANCE; NO DEFAULT.

        The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Schedule 5.14) no Default or Event of Default shall have occurred and be continuing.

4.3.    COMPLIANCE CERTIFICATES.

        (a) OFFICER'S CERTIFICATE. The Company shall have delivered to you an Officer's Certificate, dated the Closing Date, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

        (b) SECRETARY'S CERTIFICATES. The Company shall have delivered to you a certificate of the Secretary or an Assistant Secretary of the Company certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes, this Agreement and the Other Agreement; and each Guarantor shall have delivered to you a certificate of the Secretary or an Assistant Secretary of such Guarantor certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of its Guaranty Agreement.

4.4.    OPINIONS OF COUNSEL.

        You shall have received opinions in form and substance satisfactory to you, dated the Closing Date (a) from Squire, Sanders & Dempsey, special counsel for the Company and the Guarantor in connection with the transactions contemplated hereby, covering the matters set forth in Exhibit 4.4 and covering such other matters incident to such transactions as you or your counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to you), (b) from Raikkonen & Ramo Ltd., Finnish counsel to OMG
Kokkola Chemicals Oy, a Wholly Owned Restricted Subsidiary, and (c) from Whitman Breed Abbott & Morgan LLP, your special counsel in connection with such transactions, covering such matters as you may reasonably request.

4.5.    PURCHASE PERMITTED BY APPLICABLE LAW, ETC.

        On the Closing Date your purchase of Notes shall (i) be permitted by the laws and regulations of each jurisdiction to which you are subject (without recourse to basket or leeway provisions of said laws, such as Section 1405(a)(8) of the New York Insurance Law), (ii) not violate any applicable law or regulation (including, without limitation, Regulation G, T or X of the Board of Governors of the Federal Reserve System) and (iii) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation is not in effect on the date hereof. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted. Approvals, in form, scope and substance satisfactory to you and your special counsel shall have been delivered to you and your special counsel.

4.6.    SALE TO OTHER PURCHASER.

        The Other Agreement shall have been duly entered into and, contemporaneously with the purchase of the Notes to be purchased by you at the Closing, the Company shall sell to the Other Purchaser and the Other Purchaser shall purchase the Notes to be purchased by them at the Closing as specified in Schedule A.

4.7.    PAYMENT OF SPECIAL COUNSEL FEES.

        Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing Date the fees, charges and disbursements of your special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

4.8.    PRIVATE PLACEMENT NUMBER.

        Private Placement numbers issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the 2007 Notes and the 2009 Notes.

4.9.    CHANGES IN CORPORATE STRUCTURE.

        Neither the Company nor any Restricted Subsidiary shall have changed its jurisdiction of incorporation or been a party to any merger or consolidation or shall have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

4.10.   APPROVALS.

        All actions, approvals, consents, waivers, exemptions, orders, authorizations, registrations, declarations, filings and recordings (collectively, "APPROVALS"), if any, which are required to be taken, given, obtained, filed or recorded, as the case may be, by or from or with (a) any Governmental Authority, (b) any trustee or holder of any indebtedness, obligation or securities of the Company or any of its Subsidiaries or (c) any other Person, in connection with the legal and valid execution and delivery by the Company of this Agreement and the Other Agreement and the consummation of the transactions contemplated hereby, the issuance and sale by the Company of the Notes and the legal and valid execution and delivery by each Guarantor of its Guaranty Agreement, shall have been duly taken, given, obtained, filed or recorded, as the case may be, and all such Approvals shall be final, subsisting and in full force and effect on the Closing Date, and shall not be subject to any further proceedings or appeals or any conditions subsequent not approved by you. Certified copies or other appropriate evidence of all such Approvals, in form, scope and substance satisfactory to you and your special counsel, shall have been delivered to you and your special counsel.

4.11.   GUARANTY AGREEMENTS.

        Each Guarantor shall have duly authorized, executed and delivered a Guaranty Agreement substantially in the form of Exhibit 4.11 (as amended or otherwise modified and in effect from time to time, the "GUARANTY AGREEMENTS"); the Guaranty Agreements shall be in full force and effect; and you and your special counsel shall have each received an original fully executed counterpart thereof.

4.12.   CREDIT AGREEMENT, ETC.

        You and your special counsel shall have each received copies of the Credit Agreement and the Bank Guaranty Agreements, certified as true and complete copies thereof, in each case as in effect on the Closing Date.

4.13.   DEBT REPAYMENT.

        The Indebtedness of the Company identified on Schedule 5.15 as being repaid on or prior to the Closing Date shall have been repaid to the extent specified on Schedule 5.15, and all Liens, if any, securing any of such Indebtedness identified thereon as being repaid in full shall have been released and discharged (or provision satisfactory to you and your counsel shall have been made for the simultaneous repayment of such Indebtedness and release and discharge of such Liens). You and your special counsel shall have each received appropriate evidence of such repayment, release and discharge.

4.14.   Amendments to Credit Agreement; Existing Note Purchase Agreements.

        The Company and the Banks shall have amended the Credit Agreement and the 1995 Note Purchasers shall have amended the 1995 Note Purchase Agreements to allow for the transactions contemplated hereby; and the amendments shall be in full force and effect.

4.15.   PROCEEDINGS AND DOCUMENTS.

        All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request

5.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

        The Company represents and warrants to you that:

5.1.    ORGANIZATION; POWER AND AUTHORITY.

        The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Other Agreement and the Notes and to perform the provisions hereof and thereof.

5.2.    AUTHORIZATION, ETC.

        This Agreement, the Other Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company and the Guaranty Agreements have been duly authorized by all necessary corporate action on the part of each Guarantor; and this Agreement constitutes, and upon execution and delivery thereof by the Company each Note will constitute, and upon execution and delivery thereof by the Guarantors the Guaranty Agreements will constitute, a legal, valid and binding obligation of the Company or each Guarantor, as the case may be, enforceable against the Company or each Guarantor, as the case may be, in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.3.    DISCLOSURE.

        This Agreement, the documents, certificates or other writings delivered to you by or on behalf of the Company in connection with the transactions contemplated hereby and the financial statements listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in one of the documents, certificates or other writings delivered to you, or in the financial statements listed in Schedule 5.5, since June 30, 1997, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the other documents, certificates and other writings delivered to you by or on behalf of the Company specifically for use in connection with the transactions contemplated hereby.

5.4. ORGANIZATION, POWER AND AUTHORITY, AND OWNERSHIP OF SHARES OF SUBSIDIARIES; AFFILIATES.

        (a) Schedule 5.4 contains complete and correct lists (i) of the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, its designation as a Restricted or Unrestricted Subsidiary, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (ii) of the Company's Affiliates, other than Subsidiaries, and (iii) of the Company's directors and senior officers.

        (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary (except for directors' qualifying shares) free and clear of any Lien.

        (c) Each Subsidiary identified in Schedule 5.4 is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact and, in the case of each Guarantor, to execute and deliver the Guaranty Agreement to which it is a party and to perform the provisions thereof.

        (d) No Subsidiary is a party to, or otherwise subject to, any legal restriction or any agreement (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

5.5.    FINANCIAL STATEMENTS.

        The Company has delivered to you and the Other Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

5.6.    COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC.

        Neither the execution, delivery and performance by the Company of this Agreement and the Notes nor the execution, delivery and performance by each Guarantor of the Guaranty Agreement to which it is a party will (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company, any Guarantor or any other Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-law, or any other agreement or instrument to which the Company, any Guarantor or any other Subsidiary is bound or by which the Company, any Guarantor or any other Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company, any Guarantor or any other Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company, any Guarantor or any other Subsidiary.

5.7.    GOVERNMENTAL AUTHORIZATIONS, ETC.

        No Approval by, from or with any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes or by the Guarantors of the Guaranty Agreements.

5.8.    LITIGATION; OBSERVANCE OF AGREEMENTS, STATUTES AND ORDERS.

        (a) There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

        (b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.9.    TAXES.

        The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate. The Federal income tax liabilities of the Company and its Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended December 31, 1995.

5.10.   TITLE TO PROPERTY; LEASES; INVESTMENTS.

        (a) The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of

Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect.

        (b) Schedule 5.10 correctly lists all Investments of the Company and each Subsidiary (other than (i) Investments in Subsidiaries and (ii) investments of the character described in clause (b) of the definition set forth in Schedule B of the term "Investment") which are existing on the date hereof.

5.11.   LICENSES, PERMITS, ETC.

        (a) The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others.

        (b) To the best knowledge of the Company, no product Material to the Company or any Subsidiary infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person.

        (c) To the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

5.12.   COMPLIANCE WITH ERISA, ETC.

        (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

        (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term "BENEFIT LIABILITIES" has the meaning specified in section 4001 of ERISA and the terms "CURRENT VALUE" and "PRESENT VALUE" have the respective meanings specified in section 3 of ERISA.

        (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

        (d) The expected postretirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

        (e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of your representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by you.

        (f) Attached hereto as Schedule 5.12 is a complete list (i) of each covered plan which has an interest as a contractholder in (or as the beneficial owner of) any insurance or annuity contract (a "Covered Contract") issued by any of the Purchasers (together with sufficient information to identify such contract and the Purchaser issuing such contract) and (ii) of each related plan which has an interest as a contractholder in (or as the beneficial owner of) any insurance or annuity contract issued by the Purchaser issuing a Covered Contract (together with a description of such contract (a "Related Contract")). As used in the immediately preceding sentence, the following terms shall have the following meanings: "covered plan" shall mean an employee benefit plan as defined in Section 3(3) of ERISA, or a plan as defined in Section 4975(e)(1) of the Code, with respect to which the Company is a party in interest (as defined in Section 3(14) of ERISA) or a disqualified person (as defined in Section 4975(e)(2) of the Code), or with respect to which the Notes could constitute an employer security (as defined in Section V(c) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")); "related plan" shall mean, with respect to any Covered Contract, any employee benefit plan maintained by the same employer (or any affiliate of such employer) or employee organization maintaining the covered plan identified pursuant to clause (i) with respect to such Covered Contract; and "affiliate" shall mean an affiliate as defined in Section V(a) of PTCE 95-60.

5.13.   PRIVATE OFFERING BY THE COMPANY.

        Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than you, the Other Purchaser and not more than 25 other Institutional Investors, each of which has been offered the Notes at private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

5.14.   USE OF PROCEEDS; MARGIN REGULATIONS.

        The Company will apply the proceeds of the sale of the Notes as set forth in Schedule 5.14. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation G of the Board of Governors of the Federal Reserve System (12 CFR 207), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms "MARGIN STOCK" and "PURPOSE OF BUYING OR CARRYING" shall have the meanings assigned to them in said Regulation G.

5.15.   EXISTING INDEBTEDNESS; FUTURE LIENS.

        (a) Schedule 5.15 sets forth a complete and correct list of all outstanding Funded Debt of the Company and its Subsidiaries as of the date hereof and as of the Closing Date. Neither the Company nor any Subsidiary is in default in, and no waiver of default is currently in effect relating to, the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

        (b) Neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.3.

5.16.   FOREIGN ASSETS CONTROL REGULATIONS, ETC.

        Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

5.17.   STATUS UNDER CERTAIN STATUTES.

        Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act, as amended.

5.18.   ENVIRONMENTAL MATTERS.

        Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to you in writing,

                  (a) neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

                  (b) neither the Company nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

                  (c) all buildings on all real properties now owned, leased or operated by the Company or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

6.      REPRESENTATIONS OF THE PURCHASER.

6.1.    PURCHASE FOR INVESTMENT.

        You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof, PROVIDED that the disposition of your or their property shall at all times be within your or their control. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

6.2.    SOURCE OF FUNDS.

        You represent that at least one of the following statements is an accurate representation as to each source of funds (a "SOURCE") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

                (a) if you are an insurance company, the Source does not include assets allocated to any separate account maintained by you in which any employee benefit plan (or its related trust) has any interest, other than a separate account that is maintained solely in connection with your fixed contractual obligations under which the amounts payable, or credited, to such plan and to any participant or beneficiary of such plan (including any annuitant) are not affected in any manner by the investment performance of the separate account; or

                (b) the Source is either (i) an insurance company pooled separate account, within the meaning of Prohibited Transaction Exemption ("PTE") 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

                (c) the Source is a governmental plan; or

                (d) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (d); or

                (e) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

        Each Purchaser whose source of funds includes assets of its insurance company general account (as defined in Section V(e) of PTCE 95-60), and with respect to which a Covered Contract is disclosed by the Company on Schedule 5.12, hereby represents to the Company that the reserves and liabilities with respect to such general account for such Covered Contract and all Related Contracts, if any, identified by the Company with respect thereto do not exceed 10% of the sum of all reserves and liabilities of such general account plus the surplus of such Purchaser, such reserves and liabilities and such surplus in each case being calculated in accordance with the applicable provisions of PTCE 95-60.

As used in this Section 6.2, the terms "EMPLOYEE BENEFIT PLAN", "GOVERNMENTAL PLAN" and "SEPARATE ACCOUNT" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

7.      INFORMATION AS TO COMPANY.

7.1.    FINANCIAL AND BUSINESS INFORMATION.

        The Company shall deliver to each holder of Notes that is an Institutional Investor:

                (a) QUARTERLY STATEMENTS -- within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), copies of;

                (i) a consolidated balance sheet of the Company and its Restricted Subsidiaries as at the end of such quarter;

                (ii) consolidated statement of income of the Company and its Restricted Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter; and

                (iii) consolidated statement of cash flows of the Company and its Restricted Subsidiaries for the portion of the fiscal year ending with such quarter;

setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, PROVIDED that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a);

                (b) ANNUAL STATEMENTS -- within 105 days after the end of each fiscal year of the Company, copies of;

                (i) a consolidated balance sheet of the Company and its Restricted Subsidiaries, as at the end of such year; and

                (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Restricted Subsidiaries, for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied

                (A) by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and

                (B) a certificate of such accountants stating that they have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof,

PROVIDED that the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, together with the accountant's certificate described in clause (B) above, shall be deemed to satisfy the requirements of this Section 7.1(b);

                (c) SEC AND OTHER REPORTS -- promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

                (d) NOTICE OF DEFAULT OR EVENT OF DEFAULT __ promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

                (e) ERISA MATTERS -- promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

                  (i) with respect to any Plan, any reportable event, as defined in section 4043(b) of ERISA and the regulations thereunder; or

                  (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                (iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to
Section 401(a)(29) or 412 of the Code, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect; or

                (iv) the existence, at any time after the Closing, of any Covered Contracts or Related Contracts which are not listed on Schedule 5.12 as of the Closing Date;

                (f) NOTICES FROM GOVERNMENTAL AUTHORITY -- promptly, and in any event within 10 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

                (g) NOTICE OF CHANGE OF CONTROL -- promptly, and in no event later than 15 days prior to the date of any Change of Control, written notice thereof in the form of an Officer's Certificate describing in reasonable detail the facts and circumstances giving rise to such Change of Control, specifying the date such Change of Control is expected to occur, and making reference to
Section 9.8 of this Agreement and the right of the holders of Notes to require the prepayment of the Notes on the terms and conditions provided for in such
Section 9.8; and

                (h) REQUESTED INFORMATION -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested in writing by any such holder of Notes.

7.2.    OFFICER'S CERTIFICATE.

        Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

                (a) COVENANT COMPLIANCE -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.1 through Section 10.11 hereof, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

                (b) EVENT OF DEFAULT -- a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under such officer's supervision, a review of the transactions and conditions of the Company and its Restricted Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review has not disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Restricted Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company has taken or proposes to take with respect thereto.

7.3.    INSPECTION.

        The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

                (a) NO DEFAULT -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Restricted Subsidiaries with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Restricted Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

                (b) DEFAULT -- if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

8.      PAYMENT AND PREPAYMENT OF THE NOTES.

8.1.    PAYMENT AT MATURITY.

        The Company will pay the entire outstanding principal amount of the 2007 Notes, together with all interest accrued thereon, on October 27, 2007, and will pay the entire outstanding principal amount of the 2009 Notes, together with all interest accrued thereon, on October 27, 2009.

8.2.    OPTIONAL PREPAYMENTS WITH MAKE-WHOLE AMOUNT.

        The Notes shall not be subject to prepayment at the option of the Company except as provided in this Section 8.2. The Company may, at its option, at any time on or after October 27, 1998, upon notice as provided below, prepay the Notes at any time in whole, or from time to time in part (in a minium principal amount of $500,000 and in integral multiples of $1,000, in excess thereof), at 100% of the principal amount so prepaid, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the maturity of Notes and the aggregate principal amount of such Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

8.3.    ALLOCATION OF PARTIAL PREPAYMENTS.

        In the case of each partial prepayment of the Notes (other than any such prepayment pursuant to Section 8.4), the principal amount of the Notes to be prepaid shall be allocated between the 2007 Notes and the 2009 Notes in proportion to the aggregate principal amount of each such Note outstanding immediately prior to such prepayment.

8.4.    PREPAYMENT OF NOTES UPON CHANGE OF CONTROL.

        The Company shall be required to prepay Notes of each holder thereof which shall have given notice to the Company of its election to require such prepayment in connection with a Change of Control, as contemplated by Section 9.8, each such purchase to be made at the price and otherwise upon the terms set forth and on the date determined in accordance with, and otherwise as provided in, Section 9.8.

8.5.    MATURITY; SURRENDER, ETC.

        In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and

Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

8.6.    PURCHASE OF NOTES.

        The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

8.7.    MAKE-WHOLE AMOUNT.

        The term "MAKE-WHOLE AMOUNT" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, PROVIDED that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

                "CALLED PRINCIPAL" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

                "DISCOUNTED VALUE" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

                "REINVESTMENT YIELD" means, with respect to the Called Principal of any Note, 0.5% over the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Access Service (or such other display as may replace Page 678 on Telerate Access Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S.

Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the duration closest to and greater than the Remaining Average-Life and (2) the actively traded U.S. Treasury security with the duration closest to and less than the Remaining Average Life.

                "REMAINING AVERAGE LIFE" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

                "REMAINING SCHEDULED PAYMENTS" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, PROVIDED that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12.1.

                "SETTLEMENT DATE" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to
Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

9.      AFFIRMATIVE COVENANTS.

        The Company covenants and agrees that from the date of this Agreement through the Closing Date, and thereafter so long as any Note shall remain outstanding:

9.1.    COMPLIANCE WITH LAW.

        The Company will, and will cause each of its Restricted Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.2.    INSURANCE.

        The Company will, and will cause each of its Restricted Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

9.3.    MAINTENANCE OF PROPERTIES.

        The Company will, and will cause each of its Restricted Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, PROVIDED that this Section shall not prevent the Company or any Restricted Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.4.    PAYMENT OF TAXES AND CLAIMS.

        The Company will, and will cause each of its Restricted Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Restricted Subsidiary, PROVIDED that neither the Company nor any Restricted Subsidiary need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by the Company or such Restricted Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Restricted Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Restricted Subsidiary or (ii) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

9.5.    CORPORATE EXISTENCE; LICENSES.

        (a) The Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Sections 10.6 and 10.7, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Restricted Subsidiaries (unless merged into the Company or a Wholly Owned Restricted Subsidiary) and all rights and franchises of the Company and its Restricted Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

        (b) The Company will, and will cause each of its Restricted Subsidiaries to, maintain the validity of all Licenses necessary in any material respect for the conduct of the Business of the Company and its Restricted Subsidiaries.

9.6.    BOOKS AND RECORDS.

        The Company will, and will cause each of its Restricted Subsidiaries to,
(a) keep proper books of record and account in which full, true and correct entries will be made of all its material business dealings and transactions in accordance with GAAP applied on a consistent basis and (b) maintain a system of accounting established and administered in accordance with GAAP, and set aside on its books from its earnings for each fiscal period all proper reserves, accruals and provisions which, in accordance with GAAP, should be set aside from such earnings in connection with its business, including, without limitation, provisions for depreciation, obsolescence and/or amortization, and accruals for taxes for such period.

9.7.    ENVIRONMENTAL MATTERS.

        (a) The Company will, and will cause each of its Restricted Subsidiaries to, (i) obtain and maintain in full force and effect all Environmental Permits that may be required from time to time under any Environmental Law for the conduct of any Material portion of the business of the Company or any Restricted Subsidiary and (ii) be and remain in compliance in all material respects with all terms and conditions of all such Environmental Permits and with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in all applicable Environmental Laws.

        (b) The Company will not, and will not permit any of its Restricted Subsidiaries to, (i) cause or allow (A) any Hazardous Material to be present at any time on, in, under or above any real properties owned, leased or operated by the Company or any Restricted Subsidiary or (B) any such real properties or any part thereof to be used at any time to manufacture, generate, refine, process, distribute, use, sell, treat, receive, store, dispose of, transport, arrange for transport of, handle, or be involved in any other activity involving, any Hazardous Material, or (ii) conduct any such activities described in the foregoing clause (i)(B) on any such real properties or anywhere else, except, in each case referred to in the foregoing clauses (i) and (ii), in a manner that is in compliance in all material respects with all applicable Environmental Laws and Environmental Permits and to an extent that will not have a Material Adverse Effect.

9.8.    PREPAYMENT OF NOTES UPON CHANGE OF CONTROL.

        At any time following the occurrence of a Change of Control (subject to the next succeeding paragraph of this Section), each holder of a Note shall have the right at its option exercisable by the giving of notice to the Company (a "PREPAYMENT ELECTION NOTICE") to elect to require the prepayment by the Company of all Notes then held by such holder on the prepayment date specified by such holder in such Prepayment Election Notice (which shall not in any event be less than 10 days nor more than 30 days after the date on which such holder shall have given such Prepayment Election Notice), such prepayment to be at a price equal to 100% of the principal amount of such Notes together with interest accrued thereon to such prepayment date. On the prepayment date specified in any Prepayment Election Notice given by any holder of a Note, the Company will prepay all Notes held by such holder at the prepayment price provided for in the first sentence of this Section.

        The right of the holder of a Note to give a Prepayment Election Notice requiring the prepayment of such Note pursuant to this Section following a Change of Control shall expire at the close of business in New York City on the thirtieth day following the later of (x) the date of the occurrence of such Change of Control and (y) actual receipt by such holder of notice of such Change of Control pursuant to Section 7.1(g). Notwithstanding any provision hereof to the contrary, no failure on the part of the holder of any Note to exercise such holder's right to require the prepayment thereof by the Company pursuant to this Section following a Change of Control shall be deemed a waiver of or otherwise impair the rights of such holder pursuant to this Section in respect of all other events or circumstances that shall constitute a Change of Control.

10.     NEGATIVE COVENANTS.

        The Company covenants and agrees that from the date of this Agreement through the Closing Date, and thereafter so long as any Note shall remain outstanding:

10.1.   MAINTENANCE OF CERTAIN FINANCIAL CONDITIONS.

        (a) CONSOLIDATED NET WORTH. The Company will not permit Consolidated Net Worth to be less than the sum of (i) $110,000,000, PLUS (ii) 25% of Consolidated Net Income (but only if a positive number) for the period commencing on June 30, 1995 and ending on the then most recent Determination Date.

        (b) COVERAGE RATIO. The Company will not permit the Coverage Ratio as of any Determination Date to be less than 4.

        (c) FUNDED DEBT RATIO. The Company will not permit the Funded Debt Ratio as of any Determination Date to be greater than (i) 0.60 through December 31, 1997, and (ii) 0.50 thereafter.

10.2.   INDEBTEDNESS; RESTRICTED SUBSIDIARY INDEBTEDNESS.

        (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume, guarantee, or otherwise become directly or indirectly liable with respect to, any Indebtedness, except that the Company and the Guarantors may become and be liable with respect to the Indebtedness evidenced by the Notes and guaranteed pursuant to the Guaranty Agreements and except that, subject (to the extent applicable) to the last sentence of this subdivision (a):

                (i) any Restricted Subsidiary may incur Indebtedness of such Restricted Subsidiary owing to the Company or a Wholly Owned Restricted Subsidiary; and the Company may incur Indebtedness of the Company owing to Restricted Subsidiaries, but only to the extent permitted by the last sentence of this Section 10.2;

                (ii) the Company and the Guarantors may incur Indebtedness represented by revolving credit borrowings made by the Company pursuant to the Credit Agreement and guaranteed by the Guarantors pursuant to the Bank Guaranty Agreements, PROVIDED that, on the date of incurrence of any such Indebtedness and after giving effect thereto and to the application of the proceeds thereof,

                           (A) no Default or Event of Default shall have
                occurred and be continuing, and

                           (B) the aggregate principal amount of all such
                Indebtedness outstanding shall not exceed the Permitted Credit Agreement Amount;

                (iii) the Company and (subject to subdivision (b) of this Section 10.2) any Restricted Subsidiary may incur additional Indebtedness, PROVIDED that, on the date of incurrence of any such additional Indebtedness and after giving effect thereto and to the application of the proceeds thereof,

                           (A) no Default or Event of Default shall have
                occurred and be continuing, and

                           (B) the Pro Forma Coverage Ratio shall be greater
                than 4;

                (iv) the Company and (subject to subdivision (b) of this Section 10.2) any Restricted Subsidiary may incur Indebtedness ("REFINANCING INDEBTEDNESS") solely for the purpose of refinancing its Indebtedness outstanding on the date hereof and described in Schedule 5.15 or Indebtedness theretofore incurred by it pursuant to subdivision (a)(ii) or (a)(iii) of this
Section 10.2 (any such currently outstanding or previously incurred Indebtedness "REFINANCED INDEBTEDNESS"), PROVIDED that, it shall be a condition to the incurrence of any Refinancing Indebtedness to refinance any Refinanced Indebtedness that,

                           (A) the principal amount of such Refinancing
                Indebtedness shall not exceed the principal amount of such Refinanced Indebtedness,

                           (B) the stated maturity of such Refinancing
                Indebtedness shall not be earlier than the stated maturity of such Refinanced Indebtedness,

                           (C) the Weighted Average Life to Maturity of such
                Refinancing Indebtedness shall not be less than the Weighted Average Life to Maturity of such Refinanced Indebtedness,

                           (D) such Refinancing Indebtedness shall not rank
                prior in right of payment to such Refinanced Indebtedness or be entitled to the benefits of any collateral or security to which such Refinanced Indebtedness is not entitled,

                           (E) such Refinancing Indebtedness shall not bear
                interest at an effective rate per annum higher than that borne by such Refinanced Indebtedness unless such Refinanced Indebtedness shall constitute Indebtedness incurred under the Credit Agreement as permitted by subdivision (a)(ii) of this
                Section 10.2, in which case such Refinancing Indebtedness shall not bear interest at a rate exceeding the then prevailing market rate for borrowers of similar creditworthiness to the Company, and

                           (F) on the date of incurrence of such Refinancing
                Indebtedness and after giving effect thereto and to the application of the proceeds thereof, no Default or Event of Default shall have occurred or be continuing;

                (v) the Company may incur Indebtedness consisting of (A) Swap Obligations in respect of interest rate swaps, (B) liabilities of the Company in respect of performance bonds and commercial bank letters of credit issued in the ordinary course of business of the Company and not in connection with the borrowing of money (including, without limitation, letters of credit issued in connection with the procurement and maintenance by the Company of workers' compensation insurance), and (C) overdrafts of demand deposit accounts maintained with commercial banks which are unsecured (other than through customary rights of set-off), each of which is repaid within three Business Days of its creation, and the aggregate amount of which does not at any time exceed $1,000,000; and

                (vi) the Company and (subject to subdivision (b) of this Section 10.2) any Restricted Subsidiary may incur Indebtedness not otherwise permitted by this subdivision (a), PROVIDED that,

                           (A) on the date of incurrence of any such
                Indebtedness and after giving effect thereto and to the application of the proceeds thereof, no Default or Event of Default shall have occurred and be continuing, and

                           (B) the aggregate principal amount of all such
                Indebtedness of the Company and its Restricted Subsidiaries at any time outstanding shall not exceed $10,000,000.

It shall be a further condition to the incurrence by the Company or any Restricted Subsidiary of any Indebtedness otherwise permitted to be incurred by it pursuant to this Section 10(a) (other than (x) Indebtedness permitted to be incurred pursuant to clause (ii) hereof and, to the extent incurred to refinance any such Indebtedness permitted pursuant to said clause (ii), and (y) Refinancing Indebtedness incurred pursuant to clause (iv) hereof), that, on the date of such incurrence and immediately after giving effect thereto and to the substantially concurrent incurrence of any other Indebtedness by the Company and its Restricted Subsidiaries, and to the application of the proceeds of all such Indebtedness (and, if such Indebtedness is proposed to be incurred pursuant to clause (iii) hereof, assuming, whether or not in fact the case, that the aggregate principal amount of Indebtedness outstanding under the Credit Agreement on such date was equal to the Permitted Credit Agreement Amount), Consolidated Funded Debt shall not exceed an amount equal to (A) 60% of the sum of (1) Consolidated Funded Debt, plus (2) Consolidated Net Worth at any time through December 31, 1997, and (B) at any time after December 31, 1997, 50% of the sum of (1) Consolidated Funded Debt, PLUS (2) Consolidated Net Worth.

        (b) The Company will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume, guarantee, or otherwise become directly or indirectly liable with respect to, any Indebtedness, except that:

                (i) any Person designated a Restricted Subsidiary on Schedule
     5.4 may incur Indebtedness, PROVIDED that, on the date of incurrence of any such Indebtedness and immediately after giving effect thereto and to the application of the proceeds thereof, the sum (without duplication) of

                           (A) the aggregate principal amount outstanding of
                Included Restricted Subsidiary Debt, PLUS

                           (B) the aggregate principal amount outstanding of
                Included Secured Debt,

     shall not exceed the greater of (x) $10,000,000 and (y) 7% of Consolidated Net Worth, and

                (ii) any Person designated a Restricted Subsidiary at any time subsequent to the date of this Agreement may remain liable for Indebtedness of such Person existing at such time (and deemed incurred by it at such time in accordance with subdivision (c) of this Section 10.2), PROVIDED that, the sum of (1) the aggregate principal amount of all such Indebtedness of such Person existing on the date it is designated a Restricted Subsidiary PLUS (2) the aggregate principal amount of all Indebtedness of each other Person theretofore designated a Restricted Subsidiary at any time subsequent to the date of this Agreement which Indebtedness existed on the date such Person was designated a Restricted Subsidiary, shall not exceed the greater of (x) $20,000,000 and (y) 15% of Consolidated Net Worth.

Nothing in this subdivision (b) shall be deemed to permit the incurrence on any date by any Restricted Subsidiary (including any Person designated a Restricted Subsidiary on such date) of any Indebtedness not permitted to be incurred by it on such date pursuant to subdivision (a) of this Section 10.2.

        (c) For purposes of the foregoing subdivisions (a) and (b) of this
Section 10.2, (i) in the event the Company or a Restricted Subsidiary shall extend, renew, refund or refinance any Indebtedness, the Company or such Restricted Subsidiary, as the case may be, shall be deemed to have incurred such Indebtedness at the time of such extension, renewal, refunding or refinancing, and (ii) any Person designated a Restricted Subsidiary at any time after the date of this Agreement shall be deemed to have incurred all of its outstanding Indebtedness at such time. The Company will not in any event create, incur, assume or permit to exist any Indebtedness of the Company to a Subsidiary, except that the Company may incur and remain liable with respect to Indebtedness owing to a Restricted Subsidiary which constitutes Subordinated Intercompany Indebtedness.

10.3.   LIENS.

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any character of the Company or any such Restricted Subsidiary (whether owned or held on the date hereof or hereafter acquired) or any interest therein or any income or profits therefrom except, subject to compliance with the last paragraph of this Section 10.3:

                (a) Liens (other than Liens created or imposed under ERISA) for taxes, assessments or governmental charges or levies the payment of which is not at the time required by Section 9.4;

                (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar Persons, in each case incurred in the ordinary course of business for sums either not yet due or the payment of which is not at the time required by Section 9.4;

                (c) Liens (other than Liens created or imposed under ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or retirement benefits, or to secure the performance of tenders, statutory obligations, surety bonds, bids, leases (other than Capital Leases), government contracts, performance and return-of-money bonds and other similar obligations (exclusive in any case of obligations incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property);

                (d) Liens incidental to the conduct of business or to the ownership or improvement of property of a character which customarily exist on properties of corporations engaged in similar activities and similarly situated and which were not incurred in connection with the borrowing of money, the obtaining of advances of credit or the payment of the deferred purchase price of property, and which do not, individually or in the aggregate, interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries or detract from the value or use of the properties subject to any such Liens;

                (e) any attachment or judgment Lien arising in connection with court proceedings, so long as (i) the execution or other enforcement of such Lien is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings diligently conducted and effective to prevent the forfeiture or sale of any property of the Company or any of its Restricted Subsidiaries or any interference with the ordinary use thereof by the Company or any of its Restricted Subsidiaries, and (ii) such reserve or other appropriate provision, if any, in the amount and of the type as shall be required by GAAP shall be maintained therefor;

                (f) Liens on property or assets of any Restricted Subsidiary securing Indebtedness or other obligations of such Restricted Subsidiary owing to the Company or to a Wholly Owned Restricted Subsidiary;

                (g) any Lien created to secure all or any part of the purchase price, or to secure Indebtedness incurred or assumed to pay all or any part of the purchase price or cost of construction, of property (or any improvement thereon) acquired or constructed by the Company or a Restricted Subsidiary after the Closing Date, PROVIDED that

                           (i) each such Lien shall extend solely to the item or
            items of such property (or improvement thereon) so acquired or constructed and, if required by the terms of the instrument originally creating such Lien, other property (or improvement thereon) which is an improvement to or is acquired for specific use in connection with such acquired or constructed property (or improvement thereon) or which is real property being improved by such acquired or constructed property (or improvement thereon),

                           (ii) the principal amount of the Debt secured by each
            such Lien shall at no time exceed an amount equal to the lesser of
            (A) the cost to the Company or such Restricted Subsidiary of the property (or improvement thereon) so acquired or constructed and (B) the fair market value (as determined in good faith by the Board of Directors) of such property (or improvement thereon) at the time of such acquisition or construction, and

                           (iii) each such Lien shall be created
            contemporaneously with, or within 180 days after, the acquisition or construction of such property;

                (h) any Lien existing on property of a Person immediately prior to its being consolidated with or merged into the Company or a Restricted Subsidiary or its becoming, after the Closing Date, a Restricted Subsidiary, or any Lien existing on any property acquired by the Company or any Restricted Subsidiary at the time such property is so acquired (whether or not the Indebtedness secured thereby shall have been assumed), PROVIDED that (i) no such Lien shall have been created or assumed in contemplation of such consolidation or merger or such Person's becoming a Restricted Subsidiary or such acquisition of property, and (ii) each such Lien shall extend solely to the item or items of property so acquired and, if required by the terms of the instrument originally creating such Lien, other property which is an improvement to or is acquired for specific use in connection with such acquired property;

                (i) other Liens not otherwise permitted by subdivisions (a) through (h) of this Section 10.3, PROVIDED that such Liens shall be permitted pursuant to the first sentence of the last paragraph of this
     Section 10.3; and

                (j) any Lien renewing, extending or refunding any Lien permitted by subdivision (g), (h) or (i) of this Section 10.3, PROVIDED that (i) the principal amount of Indebtedness secured by such Lien immediately prior to such extension, renewal or refunding is not increased or the maturity thereof reduced, and (ii) such Lien is not extended to any other property.

        It shall be a further condition to the creation, incurrence, assumption, extension, renewal, refunding or refinancing of any Lien otherwise permitted by subdivision (h), (i) or (j) of this Section that, on the date on which the Company or any of its Restricted Subsidiaries proposes to take any such action and immediately after giving effect thereto, to the substantially concurrent incurrence of any Indebtedness and the substantially concurrent retirement of any other Indebtedness and to the application of the proceeds of all such Indebtedness, (A) the Company shall be permitted to incur at least $1.00 of additional Indebtedness pursuant to subdivision (a)(iii) of Section 10.2 and (B) the sum (without duplication) of (1) the aggregate principal amount outstanding of Included Restricted Subsidiary Debt, PLUS (2) the aggregate principal amount outstanding of Included Secured Debt shall not exceed the greater of (x) $10,000,000 and (y) 7% of Consolidated Net Worth. For all purposes of this
Section 10.3, (1) Liens existing on or with respect to any property or assets of any Person at the time it becomes a Restricted Subsidiary shall be deemed to have been created at such time, (2) any extension, renewal, refunding or refinancing of any Lien by the Company or any of its Restricted Subsidiaries shall be deemed to be an incurrence of such Lien at the time of such extension, renewal, refunding or refinancing, and (3) any Lien existing on any property at the time it is acquired by the Company or any of its Restricted Subsidiaries shall be deemed to have been created at the time of such acquisition.

10.4.   INVESTMENTS, ETC.

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make or own any Investments except:

                (a) the Company and its Restricted Subsidiaries may make and own Investments in (i) readily marketable direct obligations of the United States of America or of any agency or instrumentality thereof or readily marketable obligations unconditionally guaranteed by the United States of America or by any such agency or instrumentality, in each case so long as such obligation or guarantee shall have the benefit of the full faith and credit of the United States of America and such Investment shall mature within 365 days from the date of acquisition thereof, (ii) certificates of deposit, time deposits or bankers' acceptances maturing within 365 days from the date of acquisition thereof issued by, or demand deposit accounts maintained with, any commercial bank or trust company organized under the laws of the United States of America or any state thereof or the Republic of Finland, the long-term unsecured debt obligations of which bank or trust company are rated (or the long-term unsecured debt obligations of the bank holding company owning all of the capital stock of such bank or trust company are rated) at least "A2" by Moody's Investors Service Inc. ("MOODY'S") or at least "A" by Standard & Poor's Rating Group ("S&P"), and which has combined capital and surplus of at least $250,000,000 (any such bank or trust company, an "ELIGIBLE BANK"), (iii) repurchase agreements with respect to securities of the type referred to in the foregoing subdivision (a)(i) transacted with Eligible Banks organized under the laws of the United States of America or a state thereof, PROVIDED that each such repurchase agreement obligates an Eligible Bank to repurchase the securities which are the subject thereof no later than 30 days after the acquisition of such repurchase agreement; (iv) obligations of any state of the United States of America or any municipality of any such state, the interest with respect to which is exempt from federal income taxation under Section 103 of the Code, in each case rated at least "A2" by Moody's or at least "AA" by S&P and maturing within 365 days of the acquisition thereof; and (v) open market commercial paper of United States corporations maturing not later than 270 days from the acquisition thereof and having a rating of at least P-2 by Moody's or at least A-2 by S&P;

                (b) the Company and its Restricted Subsidiaries may continue to own (i) Investments in Restricted Subsidiaries of the Company existing on the date hereof, and (ii) other Investments existing on the date hereof and described in Schedule 5.10;

                (c) the Company and its Restricted Subsidiaries may make and own Investments in any Restricted Subsidiary or in any Person that concurrently with such Investment becomes a Restricted Subsidiary; and Restricted Subsidiaries may make and own Investments consisting of Subordinated Intercompany Debt incurred by the Company pursuant to and in compliance with Section 10.2;

                (d) the Company and its Restricted Subsidiaries may make and own Investments in property to be used in the ordinary course of business of the Company and its Restricted Subsidiaries, as such business is permitted to be conducted pursuant to Section 10.9;

                (e) the Company and each Restricted Subsidiary may make and own Investments consisting of travel and other like advances in the ordinary course of its business, as permitted to be conducted hereby, to its officers and employees;

                (f) the Company and each Restricted Subsidiary may make and own Investments consisting of loans to its officers, directors and employees, provided that, the aggregate amount that may be so loaned to any one individual shall not exceed $500,000 at any time outstanding and the aggregate amount of all such loans by the Company and all Restricted Subsidiaries shall not exceed $2,000,000 at any time outstanding;

                (g) the Company and its Restricted Subsidiaries may make and own Investments in currency futures contracts, PROVIDED that such contracts are entered into in the ordinary course of business in accordance with the practices of the Company and its Restricted Subsidiaries prior to the date hereof and solely for the purpose of hedging currency fluctuation risk of the Company and its Restricted Subsidiaries and not in any event for speculative purposes;

                (h) the Company and its Restricted Subsidiaries may make and own Investments in interest rate swap contracts, PROVIDED that such contracts are entered into in the ordinary course of business and solely for the purpose of hedging interest rate fluctuation risk and reducing interest rate expense of the Company and its Restricted Subsidiaries and not in any event for speculative purposes;

                (i) the Company and its Restricted Subsidiaries may make and own Investments consisting of promissory notes or other securities or other non-cash consideration received in exchange for assets sold pursuant to and in compliance with subdivision (a)(vi) of Section 10.7, PROVIDED that, (i) the aggregate unliquidated amount of all such Investments permitted by this subdivision (i) shall not at any time exceed $10,000,000 and (ii) in the event that any such Investments shall be converted to cash, at maturity, upon the disposition thereof or otherwise, and the amount of such cash, when taken together with all cash into which any other such Investments shall have been converted and not previously applied pursuant to this clause (ii), shall equal or exceed $2,000,000, the Company shall, during the period of 180 days commencing with the date of such event, apply all such cash realized in respect of all such Investments to (x) the purchase or acquisition of Alternative Assets, (y) the Retirement of Indebtedness, or (z) in part to the purchase or acquisition of Alternative Assets and in part to the Retirement of Indebtedness, such application of cash to be made in the same manner as if the aggregate amount of such cash constituted the Net Sale Proceeds of an Excess Sale effected pursuant to subdivision
     (a)(vi) of Section 10.7;


                (j) the Company and its Restricted Subsidiaries may make and own Investments in Unrestricted Subsidiaries, PROVIDED that the aggregate amount of all such Investments does not exceed $20,000,000; and

                (k) in addition to the Investments permitted by the foregoing subdivisions (a) through (j) of this Section 10.4, the Company and its Restricted Subsidiaries may make Restricted Additional Investments to the extent permitted by Section 10.5.

For purposes of this Section, Investments owned by any Person or for which it is obligated at the time it becomes a Restricted Subsidiary shall be deemed to be made at such time.

10.5.   RESTRICTED PAYMENTS; RESTRICTED ADDITIONAL INVESTMENTS.

        The Company will not, directly or indirectly, declare, order, pay, distribute, make, or set apart any sum or property for any Restricted Payment, and the Company will not, and will not permit any Restricted Subsidiary to, make or become obligated to make any Restricted Additional Investment, in each case unless, both at the time of and immediately after effect has been given to such proposed action:

                (a) no Default or Event of Default shall have occurred and be continuing,

                (b) the Company shall be permitted to incur at least $1.00 of additional Indebtedness pursuant to subdivision (a)(iii) of Section 10.2, and

                (c) the aggregate amount of:

                        (i) all sums and property included in all Restricted Payments directly or indirectly declared, ordered, paid, distributed, made or set apart by the Company during the period (taken as one accounting period) from and including June 30, 1995 (the "BASE DATE") to and including the date of such proposed action (the "COMPUTATION PERIOD"), PLUS

                        (ii) the aggregate amount of all Restricted Additional Investments of the Company and all Restricted Subsidiaries made during the Computation Period and all commitments for such Restricted Additional Investments made by the Company or any Restricted Subsidiary outstanding on the date of such proposed action, shall not exceed the sum of

                        (A) $20,000,000, PLUS

                        (B) 50% of Consolidated Net Income for the period (the "BASE PERIOD") from and including the Base Date to and including the Determination Date occurring on or most recently prior to the date of such proposed action (or minus 100% of Consolidated Net Income in the case of a deficit); PLUS

                        (C) the aggregate amount of cash proceeds (net of all placement, underwriting and brokerage fees and expenses and all other costs and out-of-pocket expenses in connection therewith) received by the Company during the Base Period from the sale of capital stock (other than mandatorily redeemable Preferred Stock) of the Company, from the sale of rights and warrants to purchase such capital stock, and as consideration for the issuance of debt securities convertible into such capital stock (but only to the extent, in the case of any such debt securities, the same have been converted into such capital stock during the Base Period).

        For all purposes of this Section 10.5, (1) the amount involved in any Restricted Payment directly or indirectly declared, ordered, paid, distributed, made or set apart in property, and the amount of any Restricted Additional Investment made through the transfer of property, shall be deemed to be the greater of (x) the fair value of such property (as determined in good faith by the Board of Directors) and (y) the net book value thereof on the books of the Company or any of its Restricted Subsidiaries (as determined in accordance with GAAP), in each case as determined on the date such Restricted Payment is declared, ordered, paid, distributed, made or set apart, or the date such Restricted Additional Investment is made or committed to be made, as the case may be, and (2) all Investments of any Person existing immediately after such Person becomes a Restricted Subsidiary which would be Restricted Additional Investments if made by such Person while subject to the provisions of this Agreement shall be deemed to be Restricted Additional Investments and to have been made at the time such Person becomes a Restricted Subsidiary.

        The Company will not pay any dividend which it has not declared or declare any dividend on any shares of any class of its capital stock which is payable more than 60 days after the date of declaration thereof.

10.6.   SUBSIDIARY STOCK AND INDEBTEDNESS.

        The Company will not:

                  (a) directly or indirectly, sell, assign, pledge or otherwise dispose of any Indebtedness or any shares of stock or other securities of (or warrants, rights or options to acquire stock or other securities of) any Restricted Subsidiary, except to a Wholly Owned Restricted Subsidiary and except as directors' qualifying shares if required by applicable law; or

                  (b) permit any Restricted Subsidiary to, directly or indirectly, sell, assign, pledge or otherwise dispose of any Indebtedness or any shares of stock or other securities of (or warrants, rights or options to acquire stock or other securities of) any other Restricted Subsidiary, except to the Company or a Wholly Owned Restricted Subsidiary and except as directors' qualifying shares if required by applicable law; or

                  (c) permit any Restricted Subsidiary to, directly or indirectly, issue or sell any shares of its stock (or warrants, rights or options to acquire any stock) of such Restricted Subsidiary except to the Company or another Restricted Subsidiary and except (i) as directors' qualifying shares and (ii) pursuant to a common stock dividend or other issuance of common stock after giving effect to which the Company shall own (directly or through Restricted Subsidiaries) the same percentage ownership of each class of capital stock of such issuing Restricted Subsidiary as it owned immediately prior to such issuance;

PROVIDED, HOWEVER, that all shares of stock and all Indebtedness and other securities of any Restricted Subsidiary owned by the Company and its other Restricted Subsidiaries may be sold as an entirety to any Person other than an Unrestricted Subsidiary for a consideration at least equal to the fair market value thereof (as determined by the Board of Directors) if (i) such Restricted Subsidiary being sold does not at that time own, directly or indirectly, any stock, Indebtedness or other security of any other Restricted Subsidiary all of the stock, Indebtedness and other securities of which is not being simultaneously sold as permitted by this proviso, or any Indebtedness of the Company, (ii) the amount of assets of such Restricted Subsidiary represented by the equity interest to be so transferred is such that the sale of such amount of assets would then be permitted pursuant to subdivision (vi) of Section 10.7 (in which case such amount of assets shall be considered and deemed a disposition of assets for the purposes of said subdivision (vi)) and (iii) at the time of the consummation of such transaction and after giving effect thereto (A) no Default or Event of Default shall have occurred and be continuing and (B) the Company shall be permitted to incur at least $1.00 of additional Indebtedness pursuant to subdivision (a)(iii) of Section 10.2.

10.7.   CONSOLIDATION, MERGER, SALE OF ASSETS, ETC.

        (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, consolidate or merge with or into any other Person, or permit any other Person to consolidate with or merge with or into it, or participate in a share exchange with or sell, lease, transfer, contribute or otherwise dispose of any of its assets to any other Person, except that, subject in any event to compliance with subdivision (b) of this Section 10.7:

                  (i) the Company and any Restricted Subsidiary may (i) sell inventory held for sale or (ii) sell or otherwise dispose of equipment, fixtures, supplies or materials no longer required in the business of the Company or such Restricted Subsidiary or that is obsolete, in each case referred to in the foregoing clause (i) or (ii), in the ordinary course of business as such business is permitted to be conducted hereby;

                  (ii) any Restricted Subsidiary may (i) consolidate with or merge into the Company or any Wholly Owned Restricted Subsidiary if the Company or such Wholly Owned Restricted Subsidiary shall be the continuing or surviving corporation or (ii) consolidate or merge with any other corporation if such Restricted Subsidiary shall be the continuing or surviving corporation;

                  (iii) any Restricted Subsidiary may sell, lease, transfer, contribute or otherwise dispose of its assets in whole or in part to the Company or any Wholly Owned Restricted Subsidiary;

                  (iv) the Company may consolidate or merge with any other Person if the Company shall be the continuing or surviving corporation;

                  (v) the Company may consolidate with or merge into, or sell, transfer or otherwise dispose of its assets as an entirety or substantially as an entirety, to any other Person (a "SUCCESSOR"; any such consolidation, merger or disposition of assets being hereinafter referred to as a "SUCCESSOR TRANSACTION"), but only if such Successor (i) is a solvent corporation duly organized, validly existing and in good standing under the laws of the United States of America or a state thereof and (ii) expressly assumes, not later than the consummation of such Successor Transaction, pursuant to a written instrument satisfactory in form, scope and substance to the holders of the Notes, the due and punctual payment of the principal of, Make-Whole Amount, if any, and interest on the Notes according to their tenor, and the due and punctual performance and observance of the obligations of the Company under this Agreement, an executed counterpart of which instrument shall have been furnished to each holder of Notes together with a favorable opinion of counsel satisfactory to each such holder covering such legal matters relating to such Successor, the Successor Transaction, such assumption and such instrument as such holder may reasonably request; and

                  (vi) the Company or any Restricted Subsidiary, in addition to making any sale, lease, transfer or other disposition permitted by the foregoing provisions of this Section, may sell any of its assets for a consideration at least equal to the fair market value thereof (as determined by the Board of Directors) at the time of such sale; PROVIDED that, no such proposed sale of any assets shall be permitted under this subdivision (a)(vi) unless

                        (A) immediately after giving effect to such sale (1) the
            Disposition Value of all assets sold as permitted by this subdivision (a)(vi) (including all deemed dispositions pursuant to the proviso to Section 10.6, but excluding all Excess Sales effected in compliance with clause (B) of this subdivision (a)(vi)) during the period of 365 days ending on the date of such proposed sale shall not exceed 10% of Total Assets determined as of the last day of the then most recently completed fiscal year of the Company and
            (2) the Disposition Value of all assets sold as permitted by this subdivision (a)(vi) (including all such deemed dispositions but excluding all such Excess Sales) during the period commencing on the date of this Agreement and ending on the date of such proposed sale shall not exceed 20% of such Total Assets determined as of the last day of such most recently completed fiscal year, or

                        (B) such sale shall not meet the requirements of, and
            shall not be permitted pursuant to, the foregoing clause (A) (any such sale, an "EXCESS SALE") but each of the following conditions shall be satisfied with respect thereto:

                            (1) the Company shall furnish to each holder of a
                  Note (x) prior to the consummation of such Excess Sale, a notice specifying the anticipated date of such sale, briefly describing the assets to be sold and setting forth the Disposition Value of such assets and the aggregate consideration and Net Sale Proceeds to be received for such assets in connection with such sale and, (y) promptly following the consummation of such sale, a further notice confirming the date of such sale ("SALE DATE") and the other information set forth in the notice in respect thereof given pursuant to the foregoing clause (x) and specifying the manner in which the Company intends to apply (or cause to be applied) the Net Sale Proceeds of such Excess Sale in compliance with the further provisions of this clause (B),

                            (2) the Company shall, during the period of 180 days
                  commencing with the Sale Date (the "APPLICATION PERIOD"), apply (or cause to be applied) an amount equal to such Net Sale Proceeds from such Excess Sale to (x) the purchase or acquisition of Alternative Assets, (y) the Retirement of Indebtedness or (z) in part to the purchase or acquisition of Alternative Assets and in part to the Retirement of Indebtedness, and

                              (3) pending application of an amount equal to such
                    Net Sale Proceeds from such Excess Sale in accordance with the foregoing clause (B)(2), the Company shall cause an amount equal to such Net Sale Proceeds (or so much thereof as shall not have been theretofore so applied) to be invested in Investments of the character described in subdivision (a) of Section 10.4.

        (b) No consolidation, merger, sale, lease, transfer, contribution or other disposition referred to in subdivisions (a)(ii) through (a)(vi) of this
Section 10.7 shall be permitted unless (i) immediately after giving effect to such transaction, (A) no Default or Event of Default shall have occurred and be continuing and (B) the Company shall be permitted to incur at least $1.00 of additional Indebtedness pursuant to subdivision (a)(iii) of Section 10.2, and
(ii) if such transaction shall involve or result in a Change of Control, the Company shall comply with Section 9.8 in connection therewith. Nothing contained in this Section 10.7 shall permit the disposition of assets consisting of Indebtedness, stock or other securities (or warrants, rights or options to acquire stock or other securities) of any Restricted Subsidiary unless such disposition is also permitted by Section 10.6. No consolidation, merger, sale, lease, transfer, contribution or other disposition permitted by this Section
10.7 shall release the Company, or any Person which shall have become a Successor to the Company in the manner permitted hereby, from any of its liability as obligor in respect of the Notes.

        (c) For purposes of this Section 10.7:

                    (i) "ALTERNATIVE ASSETS" means, in connection with any proposed sale of assets constituting an Excess Sale,(A) assets (whether new, additional or replacement assets but exclusive of assets acquired in the course of regular upkeep and maintenance) which (1) are similar in nature to other assets owned or leased by the Company and or its Restricted Subsidiaries prior to or at the time of the acquisition of such assets and useful in the conduct of the business of the Company and its Restricted Subsidiaries as permitted to be conducted pursuant to Section 10.9 and (2) have a fair market value at least equal to the amount required pursuant to subdivision (vi)(B)(2) of Section 10.7(a) to be applied to the purchase thereof, or (B) capital stock of a corporation (1) the assets of which consist substantially in their entirety of assets of the character described in the foregoing clause (A)(1) of this definition and have a fair market value satisfying the requirement described in the foregoing clause (A)(2) hereof, and (2) which, substantially concurrently with the acquisition thereof by the Company or a Restricted Subsidiary, shall become a Wholly Owned Restricted Subsidiary.

                    (ii) "DISPOSITION VALUE" of any assets sold or proposed to be sold during any period shall mean the aggregate net book value of such assets determined as of the date of sale or proposed sale thereof.

                    (iii) "NET SALE PROCEEDS" means, with respect to any sale or other disposition by the Company or a Restricted Subsidiary of any property or assets, an amount equal to the excess of (x) the aggregate amount of the consideration (valued at the fair market value thereof at the time of such sale or other disposition as determined by the Board of Directors) received by the Company or such Restricted Subsidiary in connection with such sale or other disposition over (y) the reasonable and customary out-of-pocket expenses actually incurred by the Company or such Restricted Subsidiary in connection therewith.

                    (iv) "RETIREMENT OF INDEBTEDNESS" means, in connection with the application of the Net Sale Proceeds of any Excess Sale (or any part of such Net Sale Proceeds), the application by the Company of an amount equal to such Net Sale Proceeds (or such part thereof) to the payment or prepayment of an equivalent principal amount of Indebtedness of the Company (other than (A) Indebtedness owing to any Restricted Subsidiary or any Affiliate of the Company and (B) Indebtedness in respect of any revolving credit or similar credit facility, including the Credit Agreement, providing the Company with the right to obtain loans or other extensions of credit from time to time, except to the extent that in connection with such payment or prepayment the availability of credit under such credit facility is permanently reduced by an amount not less than the amount so paid or prepaid).

                    (v) "TOTAL ASSETS" means, as of any date, the aggregate net book value of the consolidated assets of the Company and its Restricted Subsidiaries (exclusive of assets deemed intangibles in accordance with GAAP).

10.8.   SALE LEASEBACKS.

        The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale leaseback, except that the Company or any Restricted Subsidiary may enter into a Sale leaseback relating solely to property acquired by it subsequent to the Closing if such Sale Leaseback is entered into within the period of 180 days commencing with the date of such acquisition and if:

                (a) the sale of such property in connection with such Sale Leaseback is permitted by, and is effected pursuant to and in compliance with,
Section 10.7;

                (b) if the lease of such property by the Company or a Restricted Subsidiary as the case may be, in connection with such Sale Leaseback constitutes a Capital lease, such transaction is permitted pursuant to Section 10.3; and

                (c) at the time of and after giving effect to such Sale Leaseback no Default or Event of Default shall have occurred and be continuing and the Company shall be permitted to incur at least $1.00 of additional Indebtedness pursuant to subdivision (a)(iii) of Section 10.2.

10.9.   LINES OF BUSINESS.

        The Company will not, and will not permit any of its Restricted Subsidiaries to, engage to any substantial extent in any business other than the production and marketing of specialty chemicals (the "Business").

10.10.  TRANSACTIONS WITH AFFILIATES.

        The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or be a party to any transaction (including, without limitation, the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate unless such transaction is entered into upon terms that are fair and reasonable and no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those which might be obtained at the time in a comparable arm's-length transaction with any Person which is not such an Affiliate; PROVIDED that, the foregoing restrictions shall not apply to (i) transactions in the ordinary course of and pursuant to the reasonable requirements of the Company's or such Restricted Subsidiary's Business, or (ii) any transaction between the Company and a Restricted Subsidiary or between one Restricted Subsidiary and another Restricted Subsidiary.

10.11.  RESTRICTIONS ON SUBSIDIARY DIVIDENDS AND PAYMENTS.

        The Company will not permit any Restricted Subsidiary to enter into or remain a party to any agreement or arrangement which restricts or has the effect of restricting such Restricted Subsidiary's ability or right to C)i pay dividends, (ii) make other distributions with respect to its capital stock, or
(iii) make advances to the Company if such agreement or arrangement can reasonably be expected to impair in any material respect the ability of the Company to perform its obligations under this Agreement or the Notes or the ability of the Guarantors to perform their obligations under the Guaranty Agreements.

11.     EVENTS OF DEFAULT.

        An "EVENT OF DEFAULT" shall exist if any of the following conditions or events shall occur and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or come about or be effected by operation of law or judicial or governmental or administrative action or otherwise):

                    (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

                    (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

                    (c) the Company defaults in the performance of or compliance with any term contained in Sections 10.1 through 10.8, inclusive; or

                (d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of Section
         11); or

                (e) any representation or warranty made in writing by or on behalf of the Company or any Guarantor or by any officer of the Company or any Guarantor in this Agreement or the Guaranty Agreements or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

                (f) (i) the Company or any Restricted Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or Make-Whole Amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $5,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Restricted Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $5,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, if the effect of any such default or other condition referred to in this clause (ii) is to cause or permit any such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (x) the Company or any Restricted Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $5,000,000, or (y) one or more Persons have the right to require the Company or any Restricted Subsidiary so to purchase or repay such Indebtedness; or

                (g) the Company or any Restricted Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

                (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Restricted

         Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Restricted Subsidiaries, or any such petition shall be filed against the Company or any of its Restricted Subsidiaries and such petition shall not be dismissed within 60 days; or

                (i) a final judgment or judgments for the payment of money aggregating in excess of $1,000,000 are rendered against one or more of the Company and its Restricted Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

                (j) any "Event of Default" shall occur, and be continuing under (and as the term "Event of Default" is defined in) the Credit Agreement; or

                (k) any Guaranty Agreement or any material provision thereof shall not be, or shall cease to be, valid and enforceable and in full force and effect; or any Guarantor shall disaffirm or repudiate any of its obligations under the Guaranty Agreement to which it is a party; or any Guarantor shall default in the performance or observance of any covenant, agreement or condition in the Guaranty Agreement to which it is a party and (except in the case of Section 1 thereof) such default shall have continued for a period of 30 days after any Guarantor has knowledge of such default (through notice or otherwise); or

                (l) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans with any unfunded benefit liabilities, determined in accordance with Title IV of ERISA, shall exceed $2,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

As used in Section 11(l), the terms "EMPLOYEE BENEFIT PLAN" and "EMPLOYEE WELFARE BENEFIT PLAN" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

12.     REMEDIES ON DEFAULT, ETC.

12.1.   ACCELERATION.

        (a) If an Event of Default with respect to the Company described in paragraph (g) or (h) of Section 11 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

        (b) If any other Event of Default has occurred and is continuing, any holder or holders of more than 35% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

        (c) If any Event of Default described in paragraph (a) or (b) of Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

        Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default is intended to provide compensation for the deprivation of such right under such circumstances.

12.2.   OTHER REMEDIES.

        If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

12.3.   RESCISSION.

        At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the holders of not less than 66 2/3% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

12.4.   NO WAIVERS OR ELECTION OF REMEDIES, EXPENSES, ETC.

        No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

13.     REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

13.1.   REGISTRATION OF NOTES.

        The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

13.2.   TRANSFER AND EXCHANGE OF NOTES.

        Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $1,000,000, PROVIDED that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $1,000,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in
Section 6.2.

13.3.   REPLACEMENT OF NOTES.

        Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

                (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or an Institutional Investor, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

                (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

14.     PAYMENTS ON NOTES.

14.1.   PLACE OF PAYMENT.

        Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made at the principal office of the

Company. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be the principal office of a bank or trust company in such jurisdiction or New York County, State of New York.

14.2.   HOME OFFICE PAYMENT.

        So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this
Section 14.2.

15.     EXPENSES, ETC.

15.1.   TRANSACTION EXPENSES.

        Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by you and the Other Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by you).

15.2.   SURVIVAL.

        The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

16.     SURVIVAL  OF REPRESENTATIONS  AND WARRANTIES;  ENTIRE
AGREEMENT.

        All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

17.     AMENDMENT AND WAIVER.

17.1.   REQUIREMENTS.

        This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

17.2.   SOLICITATION OF HOLDERS OF NOTES.

        (a) SOLICITATION. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this

Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

        (b) PAYMENT. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes or any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

17.3.   BINDING EFFECT, ETC.

        Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "THIS AGREEMENT" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

17.4.   NOTES HELD BY COMPANY, ETC.

        Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

18.     NOTICES.

        All notices and communications provided for hereunder shall be in waiting and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

                (i) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

                (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

                (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of its Chief Financial Officer, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

19.     REPRODUCTION OF DOCUMENTS.

        This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

20.     CONFIDENTIAL INFORMATION.

        For the purposes of this Section 20, "Confidential Information" means information delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company or such Subsidiary, PROVIDED that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to you under
Section 7.1 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose
Confidential Information to (i) your directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this
Section 20), (v) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over you, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

21.     SUBSTITUTION OF PURCHASER.

        You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this Section
21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

22.     MISCELLANEOUS.

22.1.   SUCCESSORS AND ASSIGNS.

        All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

22.2.   PAYMENTS DUE ON NON-BUSINESS DAYS.

        Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

22.3.   SEVERABILITY.

        Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

22.4.   CONSTRUCTION; ACCOUNTING TERMS.

        (a) Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

        (b) Except as specifically provided herein, all accounting terms used herein which are not expressly defined in this Agreement have the meanings given to them in accordance with GAAP and all computations made pursuant to this Agreement shall be made in accordance with GAAP. All balance sheets and other financial statements delivered pursuant to Section 7.1 shall be prepared in accordance with GAAP. If any changes in accounting principles from those used in the preparation of the most recent financial statements referred to in Section
5.5 are hereafter required by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto) and are adopted by the Company with the agreement of its independent certified public accountants and such changes result or could result (for any present or future period) in a change in the method of calculation of any of the financial covenants, standards or terms in or relating to Section 10, the parties hereto agree to enter into discussions with a view to amending such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating the financial condition of the Company and its Restricted Subsidiaries shall be the same after such changes as if such changes had not been made, provided, that no change in GAAP that would affect or could affect (for any present or future period) the method of calculation of any of said financial covenants, standards or terms shall be given effect in such calculations until such provisions are amended, in a manner satisfactory to the Company and the Required Holders, to so reflect such change in GAAP.

22.5.   COUNTERPARTS.

        This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

22.6.   GOVERNING LAW.

        This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

        If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                           Very truly yours,

                                           OM GROUP, INC.

                                           By /s/
                                             ---------------------------------
                                            Title: CFO


The foregoing is hereby
agreed to as of the
date thereof.


GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

By /s/ Ernie P. Friesen
  ----------------------------------
        Title:  ERNIE P. FRIESEN
                Assistant Vice President
                Investments


By /s/ James G. Lowery
  ----------------------------------
        Title:  JAMES G. LOWERY
                Assistant Vice President
                Investments

                                                                      SCHEDULE A
                                                                      ----------

                       INFORMATION RELATING TO PURCHASES

                                     PRINCIPAL AMOUNT        PRINCIPAL AMOUNT
                                     OF 2007 NOTES           OF 2009 NOTES
NAME AND ADDRESS OF PURCHASER        TO BE PURCHASED         TO BE PURCHASED
-----------------------------        ---------------         ---------------

NATIONWIDE LIFE INSURANCE            $15,000,000
 COMPANY

PAYMENTS
--------

All payments on or in respect of such Note issued in the name of Nationwide Life Insurance
Company to be by bank wire transfer of Federal or other immediately available funds to:

The Bank of New York
ABA #021-000-018
BNF:    IOC566
F/A/O Nationwide Life Insurance Company
Attn:   P + I Department
PPN# 670872 A# 7
Security Description: OM Group, Inc.

With notice of each such payment to:

Nationwide Life Insurance Company
c/o The Bank of New York
P.O. Box 19266
Newark, NJ 07195
Attention: P + I Department

With a copy to:

Nationwide Life Insurance Company
Attention:      Investment Accounting
One Nationwide Plaza (1-32-05)
Columbus, OH 43215-2220

Send all notices and communications to:

Nationwide Life Insurance Company
One Nationwide Plaza (1-33-07)
Columbus, Ohio 43215-2220
Attention:      Corporate Fixed-Income Securities

The Original Note should be registered in the name of Nationwide Life Insurance Company and delivered to:

The Bank of New York
One Wall Street
3rd Floor - Window A
New York, New York 10286
F/A/O Nationwide Life Insurance Company
Acct #267829

Tax I.D. #31-4156830

                                    PRINCIPAL AMOUNT        PRINCIPAL AMOUNT
                                    OF 2007 NOTES           OF 2009 NOTES
NAME AND ADDRESS OF PURCHASER       TO BE PURCHASED         TO BE PURCHASED
-----------------------------       ---------------         ---------------
GREAT-WEST LIFE & ANNUITY                                   $15,000,000
 INSURANCE COMPANY

Payments
--------

All payments on or in respect of such Note issued in the name of Great-West Life & Annuity Insurance Company to be by bank wire or intra-bank transfer of Federal or other immediately available funds (identifying the issue upon which payment is being made, PPN# 670872 A@ 9, the application of payment as between interest and principal and a confirmation of the principal balance remaining after application of such payment to:

       Norwest Bank Minnesota, N.A.
       ABA #091-000-019 (NW MPLS/TRUST
            CLEARING)
       Account No.08-40-245
       Attention:  Account No.12468800

Notices
-------

All notices and confirmations in connection with such payments shall be delivered or mailed to:

       Norwest Bank Minnesota, N.A.
       733 Marquette Avenue, Investors Bldg.,
       5th Floor
       Minneapolis, Minnesota 55479-0047
       Attn:  Income Collections

All other communications shall be delivered or mailed to:

       Great-West Life & Annuity Insurance
         Company
       8515 East Orchard Road
       3rd Floor, Tower 2
       Englewood, Colorado 80111
       Attention:  U.S. Private Placements

       Fax:  (303) 689-6193

       Tax I.D. Number: 84-0467907


The original Note shall be delivered to:

       Norwest Bank Minnesota, N.A.
       733 Marquette Avenue, 5th Floor
       Minneapolis, Minnesota 55479-0047
       Attention:  Security Clearance

                                                                      SCHEDULE B
                                                                      ----------
                                 DEFINED TERMS
                                 -------------

        As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

        "AFFILIATE" means, at any time, and with respect to any Person, any other Person (a) that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, (b) that beneficially owns or holds 5% or more of the voting securities or other equity interest of such first Person, or (c) 5% or more of the voting securities or other equity interests of which are beneficially owned or held by such first Person. As used in this definition, "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

        "ALTERNATIVE ASSETS" is defined in Section 10.7(c).

        "APPLICATION PERIOD" is defined in Section 10.7(a).

        "APPROVALS" is defined in Section 4.10.

        "BANK GUARANTY AGREEMENTS" means the Guaranty Agreements, dated
January 21, 1997, by OMG Americas, Inc., OMG Apex, Inc. and SCM Metal Products, Inc. in favor of the Banks, as the same may be amended or otherwise modified and in effect from time to time.

        "BANKS" means National City Bank, ABN AMRO Bank N.V., Keybank National Association and Mellon Bank, N.A.

        "BOARD OF DIRECTORS" means the Board of Directors of the Company or any duly authorized committee of said Board.

        "BUSINESS" is defined in Section 10.9.

        "BUSINESS DAY" means (a) for the purposes of Section 8.7 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York or Cleveland, Ohio are required or authorized to be closed.

        "CAPITAL LEASE" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

        "CAPITAL LEASE OBLIGATION" as at any date, with respect to any Capital Lease, the amount of the obligation the lessee thereunder which would, in accordance with GAAP, appear as a liability on a balance sheet of such lessee or in the notes thereto in respect of such Capital Lease.

        "CHANGE OF CONTROL" means any of the following events or circumstances (whether or not in a transaction permitted by Section 10.7):

                (a) all or substantially all of the assets of the Company are sold or otherwise transferred, either in a single transaction or a series of related transactions;

                (b) a merger, consolidation or similar transaction (or series of related transactions) involving the Company at the completion of and after giving effect to which neither (x) the Persons owning the voting stock of the Company prior to such transaction (or prior to the first of such series of transactions) nor (y) Acceptable Persons own 50% or more of the total voting power of all classes of the Company's voting stock outstanding immediately after giving effect to such transaction or series of transactions; or

                (c) the acquisition or holding by any person (as such term is used in Section 13(d) and Section 14(d)(2) of the Exchange Act as in effect on the Closing Date), or related Persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act as in effect on the Closing Date), other than an Acceptable Person or such a group comprised entirely of Acceptable Persons, of beneficial ownership of in excess of 35% of the total voting power of all classes of the Company's voting stock then outstanding.

As used in this definition, "ACCEPTABLE PERSON" means, at any time, any Person who has been a director, officer or full-time employee of the Company for a continuous period immediately preceding such time of not less than 365 days.

        "CLOSING" is defined in Section 3.

        "CLOSING DATE" is defined in Section 3.

        "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

        "COMPANY" means OM Group, Inc., a Delaware corporation.

        "CONFIDENTIAL INFORMATION" is defined in Section 20.

        "CONSOLIDATED FUNDED DEBT" means, as of any date, the aggregate principal amount of all Funded Debt of the Company and its Restricted Subsidiaries on such date determined in accordance with GAAP on a consolidated basis.

         "CONSOLIDATED INTEREST EXPENSE" means, for any period, the sum (without duplication) of the following amounts for the Company and its Restricted Subsidiaries on a consolidated basis after eliminating all intercompany transactions: (a) the aggregate amount of all interest accrued during such period (whether or not actually paid) in respect of Indebtedness of the Company and its Restricted Subsidiaries (including, without limitation, imputed interest on Capital Lease Obligations), plus (b) amortization of debt discount and expense during such period, plus (c) all fees and commissions payable in connection with any letters of credit during such period.

        "CONSOLIDATED NET INCOME" means, for any period, the net income (or deficit) of the Company and its Restricted Subsidiaries for such period (taken as a cumulative whole) after deducting, without duplication, operating expenses, provisions for all taxes and reserves (including reserves for deferred income taxes) and all other proper deductions, all determined in accordance with GAAP on a consolidated basis, after eliminating all inter-company items and after deducting portions of income properly attributable to outside minority interests in the stock and surplus of any Restricted Subsidiary; PROVIDED, HOWEVER, that there shall in any event be excluded from Consolidated Net Income (without duplication):

                    (a) the income (or deficit) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any Restricted Subsidiary;

                    (b) any amount representing the interest of the Company or any Restricted Subsidiary in the earnings of any Person other than a Restricted Subsidiary, except to the extent that any such earnings have been actually received by the Company or such Restricted Subsidiary in the form of cash dividends or similar distributions;

                    (c) any portion of the net income of a Restricted Subsidiary which for any reason is unavailable for the payment of dividends to the Company or another Restricted Subsidiary;

                    (d) any deferred credit (or amortization of a deferred credit) representing the excess of the equity in any Person at the date of acquisition thereof over the cost of the Investment in such Person;

                    (e) any gain during such period arising from (i) the sale, exchange or other disposition of capital assets (such term to include all fixed assets, whether tangible or intangible, and all securities) to the extent the aggregate gains from such transactions exceed losses during such period from such transactions, (ii) any reappraisal, revaluation or write-up of assets after the date of the most recent audited financial statements referred to in Section 5.5, (iii) the acquisition of any securities of the Company or a Restricted Subsidiary, or (iv) the termination of any Plan;

                (f)     the proceeds of any life insurance policy;

                    (g) any portion of such net income that cannot be freely converted into U.S. Dollars; and

                    (h) any item properly classified as extraordinary in accordance with GAAP.

        "CONSOLIDATED NET WORTH" means, as of any date, the sum of the capital stock (but excluding capital stock subscribed for and unissued, treasury stock and redeemable Preferred Stock) and surplus (including retained earnings, additional paid-in capital and the balance of the current profit and loss account not transferred to surplus) accounts of the Company and its Restricted Subsidiaries appearing on a consolidated balance sheet of the Company and its Restricted Subsidiaries prepared in accordance with GAAP as of such date, after eliminating all intercompany transactions and all amounts properly attributable to outside minority interests in Restricted Subsidiaries; PROVIDED that, there shall be excluded therefrom any amounts appearing on such consolidated balance sheet in respect of (a) any write-up in the book value of any assets resulting from a revaluation thereof after the date of the most recent audited financial statements referred to in Section 5.5 and (b) Restricted Additional Investments.

        "COVERED CONTRACT" is defined in Section 5.12(f).

        "COVERAGE RATIO" means, as of any Determination Date, the number obtained by dividing (a) EBDAIT for the period of four consecutive fiscal quarters of the Company ended on such Determination Date by (b) Consolidated Interest Expense for such period.

        "CREDIT AGREEMENT" means the Second Amended and Restated Credit Agreement, dated January 21, 1997, by and among the Company, the Banks and National City Bank, as Agent, as the same may be amended or otherwise modified and in effect from time to time.

        "DEFAULT" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

        "DEFAULT RATE" means that rate of interest that is the greater of (i) 2% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes or (ii) 2% over the rate of interest publicly announced by Morgan Guaranty Trust Company of New York in New York, New York as its "base" or "prime" rate.

        "DETERMINATION DATE" means each date which shall be the last day of a fiscal quarter of the Company.

        "DISPOSITION VALUE" is defined in Section 10.7(c).

        "EBDAIT" means, for any period, Consolidated Net Income for such period plus all amounts deducted in the computation of such Consolidated Net Income on account of (a) depreciation, amortization and other non-cash charges, (b) Consolidated Interest Expense, and (c) taxes imposed on or measured by income or excess profits.

        "ENVIRONMENTAL LAWS" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

        "ENVIRONMENTAL PERMITS" means, collectively, any and all permits, consents, licenses, approvals and registrations of any nature at any time required pursuant to or in order to comply with any Environmental Law.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

        "ERISA Affiliate" means any trade or business (whether or not incorporated) that is or was at any relevant time treated as a single employer together with the Company under section 414 of the Code.

        "EVENT OF DEFAULT" is defined in Section 11.

        "EXCESS SALE" is defined in Section 10.7(a).

        "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

        "FUNDED DEBT" means, with respect to any Person, as of any date, all Indebtedness of such Person which would be classified upon a balance sheet of such Person prepared as of such date in accordance with GAAP as long term or funded debt, including in any event (without duplication) all Indebtedness of such Person, whether secured or unsecured, having a final maturity (or which, pursuant to the terms of a revolving credit agreement or otherwise, is renewable or extendable at the option of such Person for a period ending) one year or more after the date of creation thereof, notwithstanding the fact that (a) payments in respect thereof (whether installment, serial maturity or sinking fund payments or otherwise) are required to be made by such Person on demand or within one year after the creation thereof or (b) all or any part of the amount thereof is at the time also included in current liabilities of such Person.

        "FUNDED DEBT RATIO" means, as of any Determination Date, the number obtained by dividing (a) Consolidated Funded Debt as of such Determination Date by (b) the sum of (i) Consolidated Funded Debt as of such Determination Date, plus (ii) Consolidated Net Worth as of such Determination Date.

        "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

        "GOVERNMENTAL AUTHORITY" means

                (a)  the government of

                    (i) the United States of America or any state or other political subdivision thereof, or

                    (ii) any jurisdiction in which the Company or any Restricted Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Restricted Subsidiary, or

                (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

        "GUARANTOR" is defined in Section 4.1.

        "Guaranty" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

                (a) to purchase such indebtedness or obligation or any property constituting security therefor;

                (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

                (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

                (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

        "GUARANTY AGREEMENTS" collectively, the Guaranty Agreements, each dated October 24, 1997 between the Company and each of the Guarantors.

        "HAZARDOUS MATERIAL" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

        "HOLDER" means, with respect to any Note, the Person in whose name such
Note is registered in the register maintained by the Company pursuant to Section 13.1.

        "INCLUDED RESTRICTED SUBSIDIARY DEBT" means, as of any date, the aggregate principal amount outstanding on such date of all Indebtedness of Restricted Subsidiaries other than

                (a) Indebtedness of Restricted Subsidiaries incurred pursuant to subdivision (a)(i) of Section 10.2,

                (b) Indebtedness of the Guarantors consisting of (i) their Guaranty of Indebtedness of the Company incurred pursuant to subdivision
    (a)(ii) of Section 10.2, (ii) their Guaranty of the Notes pursuant to the Guaranty Agreements, and (iii) Indebtedness outstanding on the date hereof and described on Schedule 5.15 in a principal amount not exceeding $4,000,000, and

                (c) Indebtedness of Restricted Subsidiaries incurred pursuant to subdivision (a)(iii) or (a)(vi) of Section 10.2 and secured by Liens permitted by subdivision (g) or (h) of Section 10.3, or consisting of obligations in respect of letters of credit, but only to the extent that all Indebtedness described in this clause (c) shall not exceed $500,000 (or the equivalent amount of any currency other than United States Dollars) in aggregate principal amount outstanding.

        "INCLUDED SECURED DEBT" means, as of any date, the aggregate principal amount outstanding on such date of all Indebtedness secured by Liens incurred as permitted by subdivision (i) of Section 10.3.

        "INDEBTEDNESS" with respect to any Person means, at any time, without duplication,

                (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

                (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

                (c)   all Capital Lease Obligations of such Person;

                (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not such Person has assumed or otherwise become liable for such liabilities);

                (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

                (f)     Swap Obligations of such Person; and

                (g) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

        "INSTITUTIONAL INVESTOR" means (a) any original purchaser of a Note, (b) any holder of a Note holding more than 5 % of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

        "INVESTMENT" as applied to any designated Person, means any direct or indirect purchase or other acquisition by such designated Person for cash or other property of (a) stock, debt or other securities of any other Person, or any direct or indirect loan, advance, extension of credit or capital contribution by such designated Person to any other Person or any Guaranty by such designated Person with respect to the Indebtedness of such other Person, including all Indebtedness of and accounts receivable from any such other Person which are not current assets or did not arise from sales to such other Person in the ordinary course of business, or (b) any interest in any kind of property or assets, whether real, personal or mixed, tangible or intangible. In computing the amount involved in any Investment, (i) undistributed earnings of, and interest accrued in respect of Indebtedness owing by, any such other Person accrued after the date of such Investment shall not be included, (ii) there shall not be deducted from the amounts invested in any such other Person any amounts received as earnings (in the form of dividends, interest or otherwise) on such Investment or as loans or advances from such other Person, and (iii) unrealized increases or decreases in value, or write-ups, write-downs or write-offs, of Investments in any such other Person shall be disregarded.

        "LIEN" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any Vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

        "MAKE-WHOLE AMOUNT" is defined in Section 8.7.

        "MATERIAL" means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Restricted Subsidiaries taken as a whole.

        "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Restricted Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or
(c) the validity or enforceability of this Agreement or the Notes.

        "MEMORANDUM" is defined in Section 5.3.

        "MULTIEMPLOYER PLAN" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

        "NET SALE PROCEEDS" is defined in Section 10.7(c).

        "1995 NOTE PURCHASE AGREEMENTS" means the Note Purchase Agreements, dated August 30, 1995, between the Company and each of the 1995 Note Purchasers.

        "1995 NOTE PURCHASERS" means the Purchasers named on Schedule A hereto and The Mutual Life Insurance Company of New York.

        "NOTES" is defined in Section 1.

        "OFFICER'S CERTIFICATE" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

        "OTHER AGREEMENT" is defined in Section 2.

        "OTHER PURCHASER" is defined in Section 2.

        "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

        "PCTE 95-60" is defined in Section 5.12(f).

        "PERMITTED CREDIT AGREEMENT AMOUNT" means, on any date, the maximum aggregate principal amount of revolving credit borrowings which the Company is permitted to have outstanding pursuant to the Credit Agreement as originally executed and delivered (the "Initial Amount"); PROVIDED, HOWEVER, that if, at any time or from time to time subsequent to the Closing Date:

                (a) the Company and the banks party thereto shall enter into an amendment to the Credit Agreement increasing the principal amount of such borrowings which the Company is permitted to have outstanding thereunder to an amount (the "Increased Amount") in excess of the Initial Amount,

                (b) the Company would be permitted pursuant to subdivision
          (a)(iii) of Section 10.2, on the date the Officer's Certificate referred to in clause (c) below is furnished by the Company to the holders of the Notes, after giving effect to all Indebtedness incurred and all Indebtedness retired on such date by the Company and its Restricted Subsidiaries, to incur additional Indebtedness in an amount at least equal to the amount by which said Increased Amount exceeds the Initial Amount, and

                (c) the Company shall furnish a copy of said amendment to the Credit Agreement to each holder of a Note or Notes, accompanied by an Officer's Certificate certifying (i) that such copy is true and complete and said amendment, and the Credit Agreement as amended thereby, is in full force and effect and (ii) to the effect set forth in clause (b) above (and setting forth calculations in reasonable detail demonstrating compliance with the condition contained in said clause (b)), then, effective from and after the date said Officer's Certificate is so furnished, the Permitted Credit Agreement Amount shall be increased to an amount equal to said Increased Amount (subject to further increase thereafter in accordance with the further operation of the foregoing provisions of this definition); BUT PROVIDED FURTHER, HOWEVER, that the Permitted Credit Agreement Amount shall not in any event on any date exceed the maximum aggregate principal amount of revolving credit borrowings by the Company which would then be permitted to be outstanding under the Credit Agreement.

        "PERSON" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

        "PLAN" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

        "PREFERRED STOCK" means, in respect of any corporation, shares of capital stock of such corporation that are entitled to preference or priority over any other shares of the capital stock of such corporation in respect of payment of dividends or distribution of assets upon liquidation.

        "PREPAYMENT ELECTION NOTICE" is defined in Section 9.8.

        "PRO FORMA COVERAGE RATIO" means, in connection with the incurrence on any date of Indebtedness ("INCURRED INDEBTEDNESS") pursuant to subdivision
(a)(iii) of Section 10.2,
the number obtained by dividing (a) EBDAIT for the period ("COVERAGE PERIOD") of four consecutive fiscal quarters ended on the Determination Date occurring on or most recently prior to such date by (b) Consolidated Interest Expense for the Coverage Period; PROVIDED, HOWEVER, that, in computing EBDAIT and Consolidated Interest Expense for purposes of determining the Pro Forma Coverage Ratio, it shall be assumed that the Incurred Indebtedness had been incurred by the Company or a Restricted Subsidiary on, and all Indebtedness, if any, to be retired with the proceeds of the Incurred Indebtedness substantially concurrently with the incurrence thereof had been retired immediately prior to, the first day of the Coverage Period, and that all such Incurred Indebtedness, and no such retired Indebtedness, remained outstanding and bore interest during the Coverage Period.

        "PROPERTY" or "PROPERTIES" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

        "REFINANCED INDEBTEDNESS" is defined in Section 10.2(a)(vi).

        "REFINANCING INDEBTEDNESS" is defined in Section 10.2(a)(vi).

        "RELATED CONTRACT" is defined in Section 5.12(f).

        "REQUIRED HOLDERS" means, at any time, the holders of at least 66.67% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

        "RESPONSIBLE OFFICER" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this agreement.

        "RESTRICTED ADDITIONAL INVESTMENT" means any Investment other than an Investment permitted by subdivisions (a) through (j) of Section 10.4.

        "RESTRICTED PAYMENT" means any payment or distribution or the incurrence of any liability to make any payment or distribution, in cash, property or other assets (other than shares of any class of capital stock of the Company) upon or in respect of any share of any class of capital stock of the Company or any warrants, rights or options evidencing a right to purchase or acquire any securities of the Company, including, without limiting the generality of the foregoing, payments or distributions as dividends and payments or distributions for the purpose of purchasing, acquiring, retiring or redeeming any such shares of stock (or any warrants, rights or options to purchase or acquire any such securities) or the making of any other distribution in respect of any such shares of stock (or any warrants, rights or options evidencing a right to purchase or acquire any such securities).

        "RESTRICTED SUBSIDIARY" means, at any time, a Subsidiary of the Company:

                (a) more than 50% (by number of votes) of the Voting Stock of which shall be owned by the Company and/or one or more of its other Restricted Subsidiaries, and

                (b) which is either (i) designated as a Restricted Subsidiary in
    Schedule 5.4 or (ii) designated as a Restricted Subsidiary subsequent to the Closing Date in the manner and subject to the terms and conditions set forth below.

The Company may designate any Unrestricted Subsidiary (including any Subsidiary hereafter acquired or created) as a Restricted Subsidiary by furnishing notice of such designation, identifying such Subsidiary, to each holder of a Note, accompanied by an Officer's Certificate, signed by a Senior Financial Officer of the Company, certifying that the conditions to such designation hereinafter set forth have been complied with; PROVIDED that, (A) at the time of and after giving effect to any such designation, no Default or Event of Default shall have occurred and be continuing and (B) no Subsidiary of a Person which shall constitute an Unrestricted Subsidiary may be designated a Restricted Subsidiary for so long as such Person shall remain an Unrestricted Subsidiary. The Company may not designate any Restricted Subsidiary as an Unrestricted Subsidiary.

        "RETIREMENT OF INDEBTEDNESS" is defined in Section 10.7(c)(iv).


        "SALE DATE" is defined in Section 10.7(a).

        "SALE LEASEBACK" means any transaction or series of transactions pursuant to which the Company or any Restricted Subsidiary shall sell or transfer to any Person (other than the Company or a Restricted Subsidiary) any property, whether now owned or hereafter acquired, and, as part of the same transaction or series of transactions, the Company or any Restricted Subsidiary shall rent or lease as lessee, or similarly acquire the right to possession or use of, such property or one or more properties which it intends to use for the same purpose or purposes as such property.

        "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.


        "SENIOR FINANCIAL OFFICER" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

        "SUBORDINATED INTERCOMPANY INDEBTEDNESS" means unsecured Indebtedness of the Company incurred and owing to a Restricted Subsidiary which is validly and effectively made subordinate and junior in right of payment to the Notes pursuant to subordination provisions (to which the holder of such Indebtedness shall have agreed in writing to be bound) contained in the instrument evidencing such Indebtedness or under which the same is outstanding (and to which appropriate reference shall be made in the instrument evidencing such Indebtedness), substantially in the form of Schedule B-i.

        "SUBSIDIARY" means, as to any Person, any corporation more than 50% (by number of votes) of the Voting Stock of which shall be owned by such Person and/or one or more of its other Subsidiaries. Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

        "SUCCESSOR" is defined in Section 10.7(a).

        "SUCCESSOR TRANSACTION" is defined in Section 10.7(a).

        "SWAP OBLIGATIONS" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of any Swap Obligation shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap Obligation had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap Obligation provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

        "TOTAL ASSETS" is defined in Section 10.7(c).

        "UNRESTRICTED SUBSIDIARY" means any Subsidiary other than a Restricted Subsidiary.

        "VOTING STOCK" means the capital stock of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect the corporate directors (or persons performing similar functions) of such corporation.

        "WEIGHTED AVERAGE LIFE TO MATURITY" means, as applied to any indebtedness at any date, the number of years (or portions of years) obtained by dividing (a) the then outstanding principal amount of such indebtedness into (b) the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the date on which such payment is to be made.

        "WHOLLY OWNED RESTRICTED SUBSIDIARY" means, at any time, any Restricted Subsidiary one hundred percent (100%) of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly Owned Restricted Subsidiaries at such time.

                                                                    SCHEDULE B-1
                                                                              to
                                                        Note Purchase Agreements


                  FORM OF SUBORDINATION PROVISIONS TO BE MADE
              APPLICABLE TO SUBORDINATED INTERCOMPANY INDEBTEDNESS


        In order for any indebtedness to constitute Subordinated Intercompany Indebtedness under and as defined in the Note Purchase Agreements, such indebtedness shall be evidenced by an instrument or instruments each containing, or referring to an agreement governing the provisions of such instrument or instruments containing, subordination provisions substantially similar to those set forth below.


                                 SUBORDINATION


        Section [__] SUBORDINATION. (a) SENIOR DEBT; SUBORDINATED DEBT. Payments of principal, premium, if any, and interest in respect of the indebtedness [evidenced by] [issued pursuant to) this Subordinated Note [Agreement] (such indebtedness being hereinafter called "SUBORDINATED DEBT") shall be subordinate and junior in right of payment, to the extent and in the manner set forth in this Section [__], to all indebtedness, obligations and liabilities of OM GROUP, INC., a Delaware corporation (the "COMPANY"), under the Note Purchase Agreements dated October __, 1997 (the "NOTE AGREEMENTS"), between the Company and the respective note purchasers named therein, whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, howsoever evidenced, held or acquired, as such indebtedness, obligations and liabilities may be modified, extended, renewed or replaced from time to time, and including without limitation, the obligation of the Company to pay the principal of and the makewhole amount, if any, and interest on the Company's 6.82% Senior Notes due 2007 and on its 6.99% Senior Notes due 2009 issued and sold pursuant to the Note Agreements (all such indebtedness, obligations and liabilities being hereinafter called "SENIOR DEBT"), and each holder of Subordinated Debt, by its acceptance [hereof] [thereof], agrees to be bound by such subordination.

        (b) PAYMENTS ON ACCOUNT OF SUBORDINATED DEBT. Upon the maturity of any Senior Debt, whether at stated maturity, by prepayment, acceleration or otherwise, all principal thereof, makewhole amount, premium, and interest thereon or any other amounts owing in respect thereof, in each case to the extent due and owing, shall first be paid in full, or such payment duly provided for in cash or in a manner satisfactory to the holder or holders of such Senior Debt, before any payment is made on account of the principal of, premium, if any, or interest on, or any amount otherwise owing in respect of, the Subordinated Debt.

        (c) SUBORDINATION UPON EVENT OF DEFAULT UNDER SENIOR DEBT. No payment on account of the principal of, or interest or premium on, or amounts otherwise owing in respect of, the Subordinated Debt shall be made at any time that a Default or Event of Default shall have occurred and be continuing under the Note Agreements or any other instrument or agreement evidencing or securing any Senior Debt, or governing the terms thereof. The holders of Subordinated Debt may not accept or receive any payment on account of Subordinated Debt if such payment would constitute a violation of Section 10.5 of the Note Agreements.

        (d) NO PROCEEDINGS. Unless and until all Senior Debt shall have been paid in full, no holder of Subordinated Debt will commence any proceeding against the Company, or join with any creditor in any such proceeding, under any bankruptcy, reorganization, readjustment of debt, arrangement of debt, receivership, liquidation or insolvency law or statute of the Federal or any state government, unless the holders of Senior Debt shall also join in bringing such proceeding.

        (e) SUBORDINATION IN EVENT OF INSOLVENCY, ETC. Upon any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company (whether in any bankruptcy or other proceeding referred to in paragraph (d) or otherwise): (i) the holders of all Senior Debt shall first be entitled to receive payment in full of the principal thereof, Make-Whole Amount, premium, and interest due thereon before any holder of Subordinated Debt is entitled to receive any payment on account of the principal of or interest or premium on or any other amount owing in respect of the Subordinated Debt; and (ii) all principal of, premium, if any, and interest on Subordinated Debt shall forthwith (notwithstanding the terms of paragraphs (b) and (c)) become due and payable, and any payment or distribution of any character, whether in cash, securities or other property, which would otherwise (but for the terms hereof) be payable or deliverable by the Company in respect of any Subordinated Debt (including any payment or distribution in respect of any Subordinated Debt by reason of any other indebtedness of the Company being subordinated to the Subordinated Debt, and any distribution of cash, property, stock or obligations which are issued pursuant to any order or decree of any court, or pursuant to reorganization, dissolution or liquidation proceedings, whether or not purporting to give effect to the subordination of the Subordinated Debt to the Senior Debt), shall be paid or delivered directly to the holders of Senior Debt at the time outstanding (or their respective representatives), ratably according to the respective aggregate amounts remaining unpaid thereon, until all Senior Debt shall have been paid in full, and the holders of the Subordinated Debt at the time outstanding irrevocably authorize, empower and direct all receivers, trustees, liquidators, conservators and others having authority in the premises to effect all such payment and deliveries.

        (f) PAYMENTS FOR BENEFIT OF SENIOR DEBT. In the event that any holder of Subordinated Debt shall receive any payment on account of the Subordinated Debt which it is not entitled to receive under the provisions of this Section [ ], such payment shall be held by the holder of the Subordinated Debt in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Debt for application to the payment of all Senior Debt remaining unpaid to the extent necessary to pay all Senior Debt then due in full in accordance with the terms of such Senior Debt.

        (g) SUBROGATION. Each holder of the Subordinated Debt agrees that no payment or distribution by it directly to the holders of the Senior Debt pursuant hereto shall entitle such holder to any rights of subrogation in respect thereof until all Senior Debt shall have been irrevocably paid in full in accordance with the respective terms thereof.

        (h) OBLIGATION OF THE COMPANY UNCONDITIONAL. Nothing contained in this Section [__] or in the Subordinated Debt is intended to or shall impair, as between the Company and the holder or holders of the Subordinated Debt, the obligation of the Company, which is absolute and unconditional, to pay to the holder or holders of the Subordinated Debt the principal of and interest and premium, if any, on and all other amounts owing in respect of the Subordinated Debt as and when the same shall become due and payable in accordance with its terms, subject to the rights under this Section [__] of the holders of Senior Debt.

        (i) SUBORDINATION NOT AFFECTED, ETC. The terms of this Section [__], the subordination effected hereby and the rights of the holders of Senior Debt shall not be affected by (i) any amendment of or addition or supplement to any Senior Debt or any instrument or agreement relating thereto; (ii) any exercise or non-exercise of any right, power or remedy under or in respect of any Senior Debt or any instrument or agreement relating thereto; (iii) any sale, exchange, release or other transaction affecting all or any part of any property at any tune pledged or mortgaged to secure, or however securing, Senior Debt; (iv) any waiver, consent, release, indulgence, extension, renewal, modification, delay or other action, inaction or omission in respect of any Senior Debt or any instrument or agreement relating thereto; or (v) any application by any holder or holders of Senior Debt of any amount or sum (by whomsoever paid or however realized) to Senior Debt, whether or not any holder of any Subordinated Debt shall have had notice or knowledge of any of the foregoing.

        (j) CHANGES, WAIVERS, ETC. Neither this Section [__] nor any term hereof may be changed or waived except with the prior written consent of each holder of Senior Debt at the time outstanding and affected hereby.

                                 SCHEDULE 5.4

                          SUBSIDIARIES AND AFFILIATES

                This Schedule contains (except as noted herein) complete and correct lists (i) of the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, its designation as a Restricted or Unrestricted Subsidiary, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (ii) of the Company's Affiliates, other than Subsidiaries, and (iii) of the Company's directors and senior officers.


Subsidiaries of the Company
---------------------------

-----------------------------------------------------------------------------------------------------------
                                                                   Restricted       % of Each Class of
                                                                     ("R") or        Capital Stock Owned
        Name of                                  Jurisdiction of   Unrestricted      by Company or Other
      Subsidiary                                  Organization        ("U")               Subsidiary
-----------------------------------------------------------------------------------------------------------
D&O Incorporated                                     Japan              U                     50.00
-----------------------------------------------------------------------------------------------------------
J&O Incorporated                                     Korea              U                     50.00
-----------------------------------------------------------------------------------------------------------
Kokkola Chemicals                                    Finland            R                    100.00
-----------------------------------------------------------------------------------------------------------
OMG Americas, Inc.                                   USA-Ohio           R                    100.00
-----------------------------------------------------------------------------------------------------------
OMG Apex, Inc.                                       USA-Delaware       R                    100.00
-----------------------------------------------------------------------------------------------------------
OMG JETT, Inc.                                       USA-Ohio           R                    100.00
-----------------------------------------------------------------------------------------------------------
OM Group Europe GmbH                                 Germany            R                    100.00
-----------------------------------------------------------------------------------------------------------
OMG Asia Pacific Co., Ltd.                           Taiwan             R                    100.00
-----------------------------------------------------------------------------------------------------------
SCM Metal Products Inc.                              USA-Delaware       R                    100.00
-----------------------------------------------------------------------------------------------------------
Vasset, S.A                                          France             R                    100.00
-----------------------------------------------------------------------------------------------------------

Affiliates of the Company
-------------------------

None

Directors and Senior Officers of the Company
--------------------------------------------

DIRECTORS

Eugene Bak
Lee R. Brodeur
Frank Butler
Thomas R. Miklich
James P. Mooney
John E. Mooney
Markku Toivanen

SENIOR OFFICERS

James P. Mooney
        Chairman and Chief Executive Officer

Eugene Bak
     President and Chief Operating Officer

Kari Muuraiskangas
     President, OMG Europe GmbH

James M. Materna
     Chief Financial Officer

Antti Aaltonen
     Vice President, Technology
     President (OMG Kokkola Chemicals Oy)

Thomas E. Fleming
     Vice President, Chief Marketing Officer

H. Burnham Tinker
     Vice President, Corporate Development

John R. Holtzhauser
     Corporate Controller

Michael J. Scott
     General Counsel and Secretary

J.R. Hwang
     President, OMG Asia Pacific Co., Ltd.

Terry Guckes,
     Vice President, Planning and Development

David A. Handal,
     Vice President, Information Systems and Technology

                                  SCHEDULE 5.5

                              FINANCIAL STATEMENTS

                The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on this Schedule.


                        1. Consolidated Financial Statements of the Company for
                the year ended December 31, 1996.

                        2. Consolidated Financial Statements of the Company for
                the fiscal quarter ended June 30, 1997.

                                 SCHEDULE 5.10

                                  INVESTMENTS

                This Schedule correctly lists all investments of the Company (other than Investments in Subsidiaries) existing on the date of this Agreement.


                                      None

                                 SCHEDULE 5.12

                    COVERED CONTRACTS AND RELATED CONTRACTS

                                      None

                                 SCHEDULE 5.14

                                USE OF PROCEEDS

                The Company will apply the proceeds of the sale of the Notes as set forth in this Schedule.

                The proceeds of the sale of the Notes will be used to pay down existing bank indebtedness as follows:

                   Repay Bank Indebtedness ................    $29,950,000
                   Fees and Expenses ......................         50,000
                                                               -----------
                                                               $30,000,000
                                                               ===========

                                 SCHEDULE 5.15

                                  INDEBTEDNESS

                This Schedule sets forth a complete and correct list of all Funded Debt of the Company and its Subsidiaries as of October 16, 1997.


-----------------------------------------------------------------------------------------------------------------------------------
                                                                                        Outstanding     Principal
                                                                                         Principal       to be
                                                                                       Amount (as of     Reduced     Description
        Item No./                                                                       September 30.   With Note        of
       Description                  Obligor      Obligee                Guarantor           1997)        Proceeds    Collateral
-----------------------------------------------------------------------------------------------------------------------------------
1.  $180,000,000 Revolving          Company      National City Bank,    OMG Americas,    $154,000,000   $29,950,000    None
    Credit Agreement                             ABN Amro,              OMG Apex, and
                                                 KeyBank and            SCM Metal
                                                 Mellon Bank            Products
-----------------------------------------------------------------------------------------------------------------------------------
2.  $30,000,000 7.38%               Company      Great-West Life and    OMG Americas,    $ 30,000,000    -0-           None
    Senior Notes Due 2005                        Annuity Insurance      OMG Apex, and
                                                 Company,               SCM Metal
                                                 Nationwide Life        Products
                                                 Insurance
                                                 Company, and
                                                 Mutual Life
                                                 Insurance Company
                                                 of New York
-----------------------------------------------------------------------------------------------------------------------------------
3.  Technology Loan (KCO)           KCO          Government of          None             $    250,000    -0-           None
                                                 Finland
-----------------------------------------------------------------------------------------------------------------------------------
4   Regional Development            OMG          Wenango County,        None             $    250,000    -0-           None
    Loan                            Americas   Pennsylvania
-----------------------------------------------------------------------------------------------------------------------------------

                                                                       EXHIBIT 1

                                 [FORM OF NOTE]

                                 OM GROUP, INC.

                           6.82% SENIOR NOTE DUE 2007
No. R-______                                                 [Date]
$[__________]                                                PPN# ___________

        FOR VALUE RECEIVED, the undersigned, OM GROUP, INC. (herein called the "Company "), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [________________________________________],
or registered assigns, the principal sum of [________________________________________] DOLLARS on October __, 2007, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 6.82% per annum from the date hereof, payable semiannually, on the ___ day of April and the ___day of October in each year, commencing with April __, 1998, until the principal hereof shall have become due and payable, the (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semi-annually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 8.82% or (ii) 2% over the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time in New York, New York as its "base" or "prime" rate.

        Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office in New York, New York of The Chase Manhattan Bank or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

        This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to separate Note Purchase Agreements dated October ____, 1997 (as from time to time amended, the "Note Purchase Agreements"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in
Section 20 of the Note Purchase Agreements and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreements.

        This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

        This Note is subject to mandatory and optional prepayments, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements.

        If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any application Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

        This Note is entitled to the benefits of the Guaranty Agreements, dated October __, 1997, by OMG Americas, Inc., OMG Apex, Inc. and SCM Metal Products, Inc.

        THIS NOTE IS MADE AND DELIVERED IN NEW YORK, NEW YORK, AND SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

                                       OM GROUP, INC.


                                       By
                                         -------------------------------------
                                       Title:  Chief Financial Officer

                                                                      EXHIBIT lA

                                 [FORM OF NOTE]

                                 OM GROUP, INC.

                           6.99% SENIOR NOTE DUE 2009
No. R-______                                                  [Date)
$[__________]                                                 PPN# __________

        FOR VALUE RECEIVED, the undersigned, OM GROUP, INC. (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [_________________________________________________], or registered assigns, the principal sum of [_________________________________________________] DOLLARS on
October __, 2009, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 6.99% per annum from the date hereof, payable semiannually, on the ___ day of April and the ___day of October in each year, commencing with April __, 1998, until the principal hereof shall have become due and payable, the (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semi-annually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 8.99% or (ii) 2% over the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time in New York, New York as its "base" or "prime" rate.

        Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office in New York, New York of The Chase Manhattan Bank or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

        This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to separate Note Purchase Agreements dated October , 1997 (as from time to time amended, the "Note Purchase Agreements"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreements and (ii) to have made the representation set forth in
Section 6.2 of the Note Purchase Agreements.

        This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.


        This Note is subject to mandatory and optional prepayments, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements.

        If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any application Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

        This Note is entitled to the benefits of the Guaranty Agreements, dated October __, 1997, by OMG Americas, Inc. , OMG Apex, Inc. and SCM Metal Products, Inc.

        THIS NOTE IS MADE AND DELIVERED IN NEW YORK, NEW YORK, AND SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

                                      OM GROUP, INC.


                                      By
                                        ---------------------------------------
                                      Title:  Chief Financial Officer

                                      -2-